                                                                     EXHIBIT 4.3

================================================================================



                  THE CIT GROUP SECURITIZATION CORPORATION II,
                                   as Seller


                      THE CIT GROUP/SALES FINANCING, INC.,
                                  as Servicer


                              CIT RV TRUST 1996-B
                                   as Issuer



                        _______________________________

                          SALE AND SERVICING AGREEMENT
                           Dated as of August 1, 1996

                        ________________________________



                                  $240,000,000
                              CIT RV Trust 1996-B
                       Class A-1 6.00% Asset-Backed Notes
                       Class A-2 6.40% Asset-Backed Notes
                       Class A-3 6.65% Asset-Backed Notes
                        7.10% Asset-Backed Certificates




================================================================================

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I  DEFINITIONS                                                                                         1
     Section 1.01  General.................................................................................... 1
     Section 1.02  Specific Terms............................................................................. 1

ARTICLE II  CONVEYANCE OF CONTRACTS; ACCEPTANCE BY TRUSTEE....................................................22
     Section 2.01  Conveyance of the Initial Contracts........................................................22
     Section 2.02  Conveyance of the Subsequent Contracts.....................................................23
     Section 2.03  Acceptance by Owner Trustee................................................................23

ARTICLE III  REPRESENTATIONS AND WARRANTIES; THE CONTRACTS....................................................25
     Section 3.01A  Representations and Warranties Regarding Each Contract....................................25
     Section 3.01B Representations and Warranties Regarding the Contracts in the Aggregate....................29
     Section 3.01C  Representations and Warranties Regarding the Contract Files...............................30
     Section 3.01D Conditions of Closing for the Subsequent Contracts.........................................31
     Section 3.02  Repurchase of Contracts for Breach of Representations and Warranties.......................33
     Section 3.03  Custody of Contract Files..................................................................34
     Section 3.04  Duties of Servicer as Custodian............................................................34
     Section 3.05  Instructions; Authority to Act.............................................................35
     Section 3.06  Effective Period and Termination...........................................................36

ARTICLE IV  ADMINISTRATION AND SERVICING OF CONTRACTS.........................................................37
     Section 4.01  Duties of Servicer.........................................................................37
     Section 4.02  Collection of Contract Payments............................................................39
     Section 4.03  Realization Upon Contracts.................................................................39
     Section 4.04  Physical Damage Insurance..................................................................40
     Section 4.05  Maintenance of Security Interests in Financed Vehicles; Retitling..........................42
     Section 4.06  Covenants of Servicer......................................................................43
     Section 4.07  Purchase of Contracts Upon Breach..........................................................44
     Section 4.08  Servicing Fee..............................................................................44
     Section 4.09  Monthly Report.............................................................................45
     Section 4.10  Annual Statement as to Compliance..........................................................45
     Section 4.11  Annual Report of Accountants...............................................................46
     Section 4.12  Duties of Owner Trustee....................................................................46
     Section 4.13  Reports to Securityholders and the Rating Agencies.........................................46
     Section 4.14  Maintenance of Fidelity Bond and Errors and Omission Policy................................47
     Section 4.15  Satisfaction of Contract...................................................................47

     Section 4.16  Costs and Expenses.........................................................................47

ARTICLE V  ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS..........................................48
     Section 5.01  Collection Account, Pre-Funding Account, Capitalized Interest Account and Reserve Account..48
     Section 5.02  Collections; Applications..................................................................53
     Section 5.03  Monthly Advances...........................................................................55
     Section 5.04  Additional Deposits........................................................................55
     Section 5.05  Distributions..............................................................................55
     Section 5.06  Reserve Account............................................................................57
     Section 5.07  Net Deposits...............................................................................58
     Section 5.08  Statements to Securityholders..............................................................58

ARTICLE VI  [RESERVED]........................................................................................62

ARTICLE VII  THE COMPANY......................................................................................63
     Section 7.01  Representations of Company.................................................................63
     Section 7.02  Merger or Consolidation of Company.........................................................64
     Section 7.03  Limitation on Liability of the Company and Others..........................................64
     Section 7.04  The Company May Own Securities.............................................................64
     Section 7.05  Indebtedness of and Sale of Assets by the Company..........................................65

ARTICLE VIII  THE SERVICER; REPRESENTATIONS AND INDEMNITIES...................................................66
     Section 8.01  Representations of CITSF...................................................................66
     Section 8.02  Liability of Servicer, Indemnities.........................................................67
     Section 8.03  Merger or Consolidation of Servicer........................................................68
     Section 8.04  Limitation on Liability of Servicer and Others.............................................69
     Section 8.05  Servicer Not To Resign.....................................................................69
     Section 8.06  Assignment of Servicing....................................................................69

ARTICLE IX  EVENT OF TERMINATION..............................................................................71
     Section 9.01  Events of Termination......................................................................71
     Section 9.02  Indenture Trustee to Act; Appointment of Successor.........................................72
     Section 9.03  Notification to Securityholders............................................................73
     Section 9.04  Rights to Direct Trustees and Waiver of Events of Termination..............................74
     Section 9.05  Effect of Transfer.........................................................................74

ARTICLE X  [RESERVED].........................................................................................76

ARTICLE XI OPTIONAL PURCHASE AND AUCTION SALE.................................................................77
     Section 11.01  Optional Purchase of All Contracts........................................................77
     Section 11.02  Mandatory Sale of all Contracts...........................................................77
     Section 11.03  Contract Repurchase Procedures............................................................79

ARTICLE XII  MISCELLANEOUS PROVISIONS.........................................................................80
     Section 12.01  Amendment.................................................................................80
     Section 12.02  Protection of Title to Trust..............................................................81
     Section 12.03  Limitation on Rights of Securityholders...................................................83
     Section 12.04  Governing Law.............................................................................84
     Section 12.05  Notices...................................................................................84
     Section 12.06  Severability of Provisions................................................................85
     Section 12.07  Submission to Jurisdiction; Venue.........................................................85
     Section 12.08  Counterparts..............................................................................85
     Section 12.09  Merger and Integration....................................................................85
     Section 12.10  Headings..................................................................................86

                                    EXHIBITS

Exhibit A  List of Initial Contracts
Exhibit B  Form of Subsequent Purchase Agreement
Exhibit C  Form of Subsequent Transfer Agreement
Exhibit D  Form of Assignment
Exhibit E Form of Owner Trustee's Acknowledgment and Certification Exhibit F Form of Servicer's Certificate
Exhibit G  Form of Monthly Report
Exhibit H  Termination - Auction Procedures
Exhibit I  Form of Officers' Certificate

          This Sale and Servicing Agreement, dated as of August 1, 1996, is made among The CIT Group Securitization Corporation II, as seller (together with its permitted successors and assigns, the "Company" or the "Seller"), The CIT Group/Sales Financing, Inc., a corporation organized and existing under the laws of the State of Delaware, as Servicer (in its individual capacity, "CITSF," or, together with its permitted successors and assigns, the "Servicer"), and CIT RV Trust 1996-B (the "Issuer" and the "Trust"), for which Mellon Bank (DE), National Association, a national banking association formed under the laws of the United States with its principal place of business in the State of Delaware, acts not in its individual capacity but solely as Owner Trustee (together with permitted successors and assigns, the "Owner Trustee").

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:



                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Section 1.01  General.
                        -------

          For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this
Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

          Section 1.02  Specific Terms.
                        --------------

          "Affiliate" of any specified Person means any other Person controlling
           ---------
or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

          "Agency Office" means the office of the Trust maintained pursuant to
           -------------
Section 3.2 of the Indenture.

          "Aggregate Allocated Loss Amount" means, on any Distribution Date, the
           -------------------------------
sum of the Allocated Losses on all prior Distribution Dates less any amount theretofore distributed to Certificateholders in respect of such Allocated Losses.

          "Allocated Losses" means, on any Distribution Date, the excess, if
           ----------------
any, prior to the Cross-Over Date, of the Principal Liquidation Loss Amount or, on or after the Cross-Over Date, the Principal Distribution Amount (or portion thereof distributable to Certificateholders on the Cross-Over Date) over the amount distributed to Certificateholders in respect of principal on such Distribution Date.

          "Authorized Officer" means with respect to the Trust, any officer of
           ------------------
the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

          "Available Amount" means for any Distribution Date, an amount equal to
           ----------------
the excess of (A) the sum of (i) all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of the Contracts (including any Late Fees) in the related Due Period and (ii) the Purchase Price for any Repurchased Contracts and any Monthly Advances made by the Servicer if such Purchase Price or Monthly Advance is paid on the Deposit Date immediately preceding such Distribution Date over (B) the sum of the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Contracts): (i) any repossession profits on Liquidated Contracts, any Liquidation Expenses incurred and taxes and insurance advanced by the Servicer in respect of Financed Vehicles that are reimbursable to the Servicer hereunder, (ii) any amounts incorrectly deposited in the Collection Account, (iii) net investment earnings on the funds in the Collection Account due to the Servicer hereunder, and (iv) any other amounts permitted to be withdrawn from the Collection Account by the Servicer (or to be retained by the Servicer from collections on the Contracts) hereunder.

          "Available Reserve Amount" means, as of any Distribution Date, the
           ------------------------
lesser of (i) the Specified Reserve Amount and (ii) the amount on deposit in the Reserve Account, before giving effect to any deposit to be made to the Reserve Account on such Distribution Date.

          "Basic Documents" means the Certificate of Trust, the Trust Agreement,
           ---------------
the Sale and Servicing Agreement, the Indenture, the Purchase Agreement, any Subsequent Purchase Agreement and any Subsequent Transfer Agreements.

          "Benefit Plan" means a benefit plan as described in Section 9.11 of
           ------------
the Trust Agreement.

          "Book-Entry Certificates" means a beneficial interest in the
           -----------------------
Certificates, ownership and transfers of which shall be made through book entries by a Depository as described in Section 3.11 of the Trust Agreement.

          "Book-Entry Notes" means a beneficial interest in the Notes, ownership
           ----------------
and transfers of which shall be made through book entries by a Depository as described in Section 2.10 of the Indenture.

          "Business Day" means any day other than a Saturday, Sunday or any day
           ------------
on which banking institutions or trust companies in the States of New York, Delaware, or Oklahoma are authorized or required by law, regulation or executive order to be closed.

          "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware
           ----------------------
Code, 12 Del. Code (S) 3801 et seq., as the same may be amended from time to
         ---------          -------
time.

          "Buyer" has the meaning assigned in Section 11.03 hereof.
           -----

          "Capitalized Interest Account" means the account designated as such,
           ----------------------------
established and maintained pursuant to Section 5.01(b) hereof.

          "Certificate" means any one of the 7.10% Asset-Backed Certificates
           -----------
executed by the Owner Trustee and authenticated by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

          "Certificate Balance" initially means, as of the Closing Date,
           -------------------
$14,400,000 and, on any Distribution Date thereafter, the initial Certificate Balance reduced by (i) all distributions in respect of principal actually made to the Certificateholders, including payments of any Principal Liquidation Loss Amount and payments of any Principal Distribution Amount, and (ii) the Aggregate Allocated Loss Amount.

          "Certificate Depository Agreement" means an agreement, if any, among
           --------------------------------
the Trust, the Servicer, the Owner Trustee and The Depository Trust Company (as the initial Depository), relating to the Certificates, as the same may be amended and supplemented from time to time.

          "Certificate Distribution Account" means the account designated as
           --------------------------------
such, established and maintained pursuant to Section 5.1 of the Trust Agreement.

          "Certificate Final Distribution Date" means the December 2017
           -----------------------------------
Distribution Date.

          "Certificateholder" means the holder of record of a Certificate
           -----------------
(including the holder of the GP Interest) pursuant to the terms of the Trust Agreement.

          "Certificate Interest Distribution Amount" means the amount of
           ----------------------------------------
interest payable on a Distribution Date to the Holders of the Certificates.
Such amount will equal (i) one-twelfth of the product of the Pass-Through Rate and the Certificate Balance immediately preceding such Distribution Date or (ii) in the case of the first Distribution Date, $68,160.

          "Certificate of Trust" means the certificate of trust of the Issuer
           --------------------
substantially in the form of Exhibit B to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

          "Certificate Owners" means with respect to a Book-Entry Certificate,
           ------------------
the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an Indirect Participant, in each case in accordance with the rules of such Depository).

          "Certificate Pool Factor" means a seven-digit decimal which the
           -----------------------
Servicer will compute each month indicating the remaining Certificate Balance as of the Distribution Date, as a fraction of the initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Certificates. A Certificateholder's portion of the aggregate outstanding Certificate Balance is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the Certificate Pool Factor.

          "Certificate Pre-Funded Percentage" means the percentage derived from
           ---------------------------------
the fraction, the numerator of which is the Certificate Balance and the denominator of which is the sum of the initial principal balance of the Notes and the initial Certificate Balance.

          "Certificate Register" means the register of Certificates specified in
           --------------------
Section 3.4 of the Trust Agreement.

          "Certificate Registrar" means the registrar at any time of the
           ---------------------
Certificate Register, appointed pursuant to Section 3.4 of the Trust Agreement.

          "CIT" means The CIT Group Holdings, Inc.
           ---

          "CITCF-NY" means The CIT Group/Consumer Finance, Inc. (NY).
           --------

          "CITSF" means The CIT Group/Sales Financing, Inc., and its successors
           -----
in interest as permitted under the related agreement.

          "Class A-1 Interest Rate" means 6.00% per annum, calculated on the
           -----------------------
basis of a 360-day year comprised of twelve 30-day months.

          "Class A-2 Interest Rate" means 6.40% per annum, calculated on the
           -----------------------
basis of a 360-day year comprised of twelve 30-day months.

          "Class A-3 Interest Rate" means 6.65% per annum, calculated on the
           -----------------------
basis of a 360-day year comprised of twelve 30-day months.

          "Class A-1 Note" means any one of the Class A-1 6.00% Asset-Backed
           --------------
Notes in the aggregate principal amount of $88,000,000 issued pursuant to the Indenture and substantially in the form of Exhibit A-1 to the Indenture.

          "Class A-2 Note" means any one of the Class A-2 6.40% Asset-Backed
           --------------
Notes in the aggregate principal amount of $75,000,000 issued pursuant to the Indenture and substantially in the form of Exhibit A-2 to the Indenture.

          "Class A-3 Note" means any one of the Class A-3 6.65% Asset-Backed
           --------------
Notes in the aggregate principal amount of $62,600,000 issued pursuant to the Indenture and substantially in the form of Exhibit A-3 to the Indenture.

          "Class A-1 Note Final Scheduled Distribution Date" means the August
           ------------------------------------------------
2003 Distribution Date.

          "Class A-2 Note Final Scheduled Distribution Date" means the February
           ------------------------------------------------
2007 Distribution Date.

          "Class A-3 Note Final Scheduled Distribution Date" means the December
           ------------------------------------------------
2017 Distribution Date.

          "Closing Date" means August 21, 1996.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and the Treasury Regulations promulgated thereunder.

          "Collateral" means the collateral specified in the Granting Clause of
           ----------
the Indenture.

          "Collection Account" means the account designated as such established
           ------------------
and maintained pursuant to Section 5.01(a)(i) hereof.

          "Company" means The CIT Group Securitization Corporation II, and its
           -------
successors in interest as permitted under the related agreement.

          "Computer Tape" means the computer tape generated by the Servicer
           -------------
which provides information relating to the Contracts, and includes the master file and the history file.

          "Contract(s)" means one or more of the Initial Contracts and/or
           -----------
Subsequent Contracts.

          "Contract File" means, as to each Contract (i) an original copy of the
           -------------
Contract, (ii) either (a) the original title document for the related Financed Vehicle or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document, or (b) if the laws of the jurisdiction in which the related Financed Vehicle is located do not provide for the issuance to the lender of title documents for recreational vehicles, other evidence of ownership of the related Financed Vehicle which is customarily relied upon in such jurisdiction as evidence of title to a recreational vehicle; (iii) evidence of one or more of the following types of perfection of the security interest in the related Financed Vehicle granted by such Contract, as appropriate: (a) notation of such security interest on the title document, (b) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, or (c) such other evidence of perfection of a security interest in a recreational vehicle as is customarily relied upon in the jurisdiction in which the related Financed Vehicle is located; (iv) an assignment of the Contract evidencing the chain of title of the Contract from the Dealer which is the originator thereof to CITSF or CITCF-NY; and (v) any extension, modification or waiver agreement(s).

          "Contract Rate" means, with respect to any particular Contract, the
           -------------
rate of interest specified in that Contract.

          "Corporate Trust Office" means with respect to the Indenture Trustee
           ----------------------
or the Owner Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee or the Owner Trustee, respectively, shall be administered, which offices at the Closing Date are located, in the case of the Indenture Trustee, at 101 Barclay Street, New York, New York 10286, and in the case of the Owner Trustee, at 919 North Market Street, Wilmington, Delaware 19801 attn: Robert H. Bell.

          "Cross-over Date" means the Distribution Date on which all classes of
           ---------------
the Notes have been paid in full.

          "Dealer" means the Recreational Vehicle dealer which sold a Financed
           ------
Vehicle and which originated and assigned the Contract relating to such Financed Vehicle to CITSF or CITCF-NY under a Dealer Agreement.

          "Dealer Agreement" means the agreement, if any, under which Contracts
           ----------------
were originated by a Dealer and sold to CITSF or CITCF-NY, and all documents and instruments relating thereto.

          "Default" means any occurrence that is, or with notice or the lapse of
           -------
time or both would become an Event of Default.

          "Definitive Certificates" means the Certificates specified in Section
           -----------------------
3.13 of the Trust Agreement.

          "Definitive Notes" means the Notes specified in Section 2.12 of the
           ----------------
Indenture.

          "Demand Note" means the note issued by CIT to The CIT GP Corporation V
           -----------
which is payable on demand.

          "Deposit Date" means, with respect to any Distribution Date, the
           ------------
Business Day immediately preceding such related Distribution Date.

          "Depository" means the initial Depository, The Depository Trust
           ----------
Company, the nominee of which is CEDE & CO., and any permitted successor depository. The Depository shall at all times be a "clearing corporation" defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

          "Depository Agreement" means an agreement, if any, among the Trust,
           --------------------
the Servicer, the Indenture Trustee and the Depository, relating to the Notes, as the same may be amended and supplemented from time to time.

          "Depository Participant" means a broker, dealer, bank or other
           ----------------------
financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Designated Accounts" means the Collection Account, the Note
           -------------------
Distribution Account, the Certificate Distribution Account, the Pre-Funding Account and the Capitalized Interest Account, collectively.

          "Determination Date" means the third Business Day prior to each
           ------------------
Distribution Date.

          "Distribution Date" means the date on which payments of interest and
           -----------------
principal on the Securities will be made. Such Distribution Dates will be on the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day, commencing September 1996.

          "Draw Amount" has the meaning specified in Section 5.06(b) hereof.
           -----------

          "Due Date" means, with respect to each payment under each Contract,
           --------
the day set forth in such Contract as the date on which such payment under such Contract is scheduled to be made.

          "Due Period" means, with respect to any Distribution Date, the period
           ----------
during which principal, interest and other amounts will be collected on the Contracts for application towards the payment of principal and interest to the Securityholders, the payment of fees on such Distribution Date, and other purposes specified in this Agreement. The "Due Period" will be the calendar
                                            ----------
month immediately preceding the Distribution Date. The first Due Period will commence on and include the Initial Cut-off Date and will end on and include August 31, 1996.

          "Electronic Ledger" means the electronic master record of installment
           -----------------
sale contracts of the Servicer.

          "Eligible Account" means any account which is (i) an account
           ----------------
maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of a Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities, as confirmed in writing by each Rating Agency.

          "Eligible Institution" means any depository institution organized
           --------------------
under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation) whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Certificates and/or the Notes.

          "Eligible Investments" means, at any time, any one or more of the
           --------------------
obligations and securities described in Section 5.01(c) hereof.

          "Eligible Servicer" means CITSF, the Trustees or any other Person
           -----------------
qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than $100,000,000 in outstanding principal amount of recreational or motor vehicle installment sale contracts.

          "ERISA" means The Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Event of Default" means an event as described in Section 5.1 of the
           ----------------
Indenture.

          "Event of Termination" means an event specified in Section 9.01
           --------------------
hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Excluded Assets" means any amounts on deposit in the Certificate
           ---------------
Distribution Account and Reserve Account and any Investment Earnings thereon.

          "Final Draw Amount" has the meaning set forth in Section 5.06(c)
           -----------------
hereof.

          "Financed Vehicle" with respect to a Contract means the new or used
           ----------------
Recreational Vehicle, together with all accessions thereto, securing an Obligor's indebtedness under such Contract.

          "Force-Placed Insurance" means insurance described in Section 4.04(a)
           ----------------------
hereof.

          "Force-Placed Insurance Premium" means any premium for theft and
           ------------------------------
physical damage insurance purchased by CITSF or CITCF-NY or a successor Servicer on behalf of an Obligor who has failed to obtain required insurance coverage(s).

          "Funding Period" means the period commencing on the Closing Date and
           --------------
ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of investment earnings) is less than $100,000, (ii) the date on which an Event of Default occurs under the Indenture,
(iii) the date on which an Event of Termination occurs hereunder, (iv) the insolvency of the Company, CITSF, CITCF-NY or CIT or (v) the close of business on November 15, 1996.

          "GP Interest" means the ownership interest of at least 1% of the
           -----------
Certificate Balance, which shall be held by The CIT GP Corporation V, as described in Section 2.7 of the Trust Agreement.

          "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate,
           -----
remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of, the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

          "Holder" means the Person in whose name a Note or Certificate is
           ------
registered on the Note Register or the Certificate Register, as applicable.

          "Indenture" means the indenture, dated as of August 1, 1996, between
           ---------
the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

          "Indenture Trustee" means The Bank of New York, not in its individual
           -----------------
capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.

          "Independent" when used with respect to any specified Person, means
           -----------
that the Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliates of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          "Independent Certificate" means a certificate or opinion to be
           -----------------------
delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

          "Indirect Participant" means a broker, dealer, bank or other financial
           --------------------
institution for whom a Depository Participant may, from time to time, effect book-entry transfers through a Depository.

          "Initial Capitalized Interest Deposit" means the amount deposited in
           ------------------------------------
the Capitalized Interest Account on the Closing Date from the proceeds of the sale of the Notes and Certificates, which amount is $730,838.

          "Initial Contract" means one or more of the fixed-rate simple interest
           ----------------
installment sale contracts described in the List of Initial Contracts, which constitute part of the corpus of the Trust, and which Contracts are to be assigned by the Company to the Trust.

          "Initial Cut-off Date" means August 1, 1996.
           --------------------

          "Initial Cut-off Date Principal Balance" means the aggregate unpaid
           --------------------------------------
principal balance of all of the Initial Contracts as of the Initial Cut-off
Date.

          "Initial Financed Vehicle" means a Financed Vehicle with respect to an
           ------------------------
Initial Contract.

          "Initial Pool Balance" means the sum of (i) the Pool Balance as of the
           --------------------
Initial Cut-off Date and (ii) the aggregate principal balance of all Subsequent Contracts added to the Trust as of their respective Subsequent Cut-off Dates.

          "Insolvency Event" with respect to a specified Person, (i) the entry
           ----------------
of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for such Person, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Person's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; (ii) the consent by such Person to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to substantially all of such Person's property, or (iii) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

          "Insurance Policy" means, with respect to each Contract, the policy of
           ----------------
physical damage and all other insurance covering the Financed Vehicles or the Obligors, as provided in Section 4.04(a) hereof, and which, as provided therein, may be a blanket policy maintained by the Servicer in accordance with the terms and conditions of such Section 4.04(b) hereof.

          "Insurance Proceeds" means proceeds paid by any insurer pursuant to
           ------------------
any Insurance Policy.

          "Interest Rates" means collectively the Class A-1 Interest Rate, the
           --------------
Class A-2 Interest Rate and the Class A-3 Interest Rate.

          "Interest Shortfall" means with respect to any Contract and any
           ------------------
Distribution Date, the excess of (x) the product of (i) the sum of (a) one-twelfth of the current weighted average of the Pass-Through Rate and the Interest Rates and (b) one-twelfth of the Servicing Fee Rate and (ii) the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period ending after the Contract was acquired by the Trust, as of the Initial Cut-off Date or the Subsequent Cut-off Date, as the case may be) over (y) the amount of interest, if any, collected on such Contract in the related Due Period.

          "Investment Earnings" means investment earnings deposited in a
           -------------------
Designated Account or the Reserve Account, as applicable, net of losses and investment expenses.

          "Issuer" means the Trust until a successor replaces it and,
           ------
thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

          "Issuer Order" and "Issuer Request" means a written order or request
           ------------       --------------
signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

          "Late Fees" means any late fees, prepayment charges, extension fees or
           ---------
other administrative fees or similar charges allowed by applicable law with respect to the Contracts.

          "Lien" means any security interest, charge, pledge, equity or
           ----
encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach by operation of law.

          "Liquidated Contract" means any defaulted Contract as to which the
           -------------------
Servicer has recovered all amounts that it expects to recover either by sale or disposition of the related Financed Vehicle or otherwise, but in any event a Contract shall be deemed to become a Liquidated Contract no later than the date on which the Servicer has received proceeds from the sale or disposition of such Financed Vehicle.

          "Liquidation Expenses" means all reasonable fees of third parties and
           --------------------
other expenses incurred by the Servicer in the course of converting any defaulted Contract or Financed Vehicle into cash proceeds (including, without limitation, expenses relating to recovery, repossession and sale of such Financed Vehicle).

          "List of Initial Contracts" means the list attached hereto as Exhibit
           -------------------------
A identifying each Initial Contract constituting part of the corpus of the Trust, which list (i) identifies each Initial Contract and (ii) sets forth as to each Initial Contract (a) the Initial Cut-off Date Principal Balance, (b) the amount of the monthly payment due from the Obligor as of the Initial Cut-off Date, (c) the Contract Rate as of the Initial Cut-off Date and (d) the maturity date.

          "List of Subsequent Contracts" means, with respect to the sale of any
           ----------------------------
Subsequent Contracts by the Company to the Trust pursuant to a Subsequent Transfer Agreement, the list attached to such Subsequent Transfer Agreement identifying each Subsequent Contract which, upon the execution and delivery of such Subsequent Transfer Agreement, will constitute part of the corpus of the Trust, which list (i) identifies each such Subsequent Contract and (ii) sets forth as to each such Subsequent Contract (a) the Subsequent Cut-off Date Principal Balance, (b) the amount of monthly payment due from the Obligor as of the applicable Subsequent Cut-off Date, (c) the Contract Rate as of the applicable Subsequent Cut-off Date and (d) the maturity date.

          "Military Reservist Relief Act" means the California Military
           -----------------------------
Reservist Relief Act of 1991.

          "Monthly Advance" means, with respect to any Distribution Date, any
           ---------------
payment made by the Servicer pursuant to Section 5.03 hereof.

          "Monthly Report" has the meaning assigned in Section 4.09 hereof.  The
           --------------
form of Monthly Report is attached as Exhibit G hereto.

          "Moody's" means Moody's Investors Service, Inc. and its successors in
           -------
interest.

          "Net Liquidation Proceeds" means the monies collected (from whatever
           ------------------------
source) during a Due Period on a Liquidated Contract (except such amounts as are allocable to Post Cut-off Date Insurance Add-ons in accordance with Section 4.04 hereof), net of the sum of (a) Liquidation Expenses, plus (b) any payments required by law to be remitted to any creditor of, or to the Obligor.

          "Nonrecoverable Advance" means any advance made or proposed to be made
           ----------------------
pursuant to Section 5.03 hereof in respect of a Contract, which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from subsequent collections in respect of interest on such Contract made by or on behalf of the Obligor thereunder, or from Net Liquidation Proceeds or Insurance Proceeds in respect of such Contract. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an officer's certificate of the Servicer delivered to the Trustees and stating the reasons for such determination.

          "Note Distribution Account" means the account designated as such,
           -------------------------
established and maintained pursuant to Section 5.01(a)(ii) hereof.

          "Note Final Scheduled Distribution Date" means the Class A-1 Note
           --------------------------------------
Final Scheduled Distribution Date, the Class A-2 Note Final Scheduled Distribution Date or the Class A-3 Note Final Scheduled Distribution Date, as applicable.

          "Noteholder" means the holder of record of a Note pursuant to the
           ----------
Indenture.

          "Note Interest Distribution Amount" means the amount of interest
           ---------------------------------
payable on a Distribution Date to the Holders of a class of Notes. Such amount will equal (i) one-twelfth of the product of the applicable Interest Rate and the outstanding principal amount of such class of Notes immediately preceding such Distribution Date or (ii) in the case of the first Distribution Date, $949,526.67.

          "Note Owners" with respect to a Book-Entry Note, means the Person who
           -----------
is the beneficial owner of such Book-Entry Note, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an Indirect Participant, in each case in accordance with the rules of such Depository).

          "Note Pool Factor" means a seven-digit decimal which the Servicer will
           ----------------
compute each month indicating the remaining outstanding principal balance of each class of the Notes as of the Distribution Date, as a fraction of the initial outstanding principal balance of such class of the Notes. The Note Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of the Notes. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of
(i) the original denomination of the Noteholder's Note and (ii) the applicable Note Pool Factor.

          "Note Pre-Funded Percentage" means the percentage derived from the
           --------------------------
fraction the numerator of which is the initial principal balance of each class of the Notes and the denominator of which is the initial principal balance of the Notes and the initial Certificate Balance.

          "Note Register" means the register of the Notes as specified in
           -------------
Section 2.4 of the Indenture.

          "Note Registrar" means the registrar at any time of the Note Register,
           --------------
appointed pursuant to Section 2.4 of the Indenture.

          "Notes" means the Class A-1 Notes, the Class A-2 Notes and the Class
           -----
A-3 Notes.

          "Obligor" means each Person who is indebted under a Contract.
           -------

          "Officers' Certificate" means a certificate signed by any Authorized
           ---------------------
Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an officer's certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

          "Opinion of Counsel" means a written opinion of counsel who may,
           ------------------
except as otherwise expressly provided herein, in the Trust Agreement or in the Indenture, be counsel (internal or external) for the Seller or Servicer. In addition, for the purposes of the Indenture: (i) the opinion shall be addressed to the Indenture Trustee as Indenture Trustee and (ii) the opinion shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

          "Original Pre-Funded Amount" means the amount deposited in the Pre-
           --------------------------
Funding Account on the Closing Date from the proceeds of the sale of the Notes and Certificates, which amount is $75,723,906.

          "Owner Trust Estate" means all right, title and interest of the Trust
           ------------------
in and to the property and rights assigned to the Trust pursuant to Article II hereof, all funds deposited from time to time in the Designated Accounts and the Reserve Account (except the Note Distribution Account) and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Basic Documents.

          "Owner Trustee" means Mellon Bank (DE), National Association, a
           -------------
national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor trustee under the Trust Agreement.

          "Pass-Through Rate" means 7.10% per annum, calculated on the basis of
           -----------------
a 360-day year comprised of twelve 30-day months.

          "Paying Agent" with respect to the Indenture means the Indenture
           ------------
Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal and interest on the Notes on behalf of the Issuer. "Paying Agent" with respect to
                                                 ------------
the Trust Agreement means any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement that meets the eligibility requirements of
Section 6.13 of the Trust Agreement.

          "Permitted Investments" will include the following obligations and
           ---------------------
securities: (i) obligations of the United States or any agency thereof, backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any State, and certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and subject to supervision and examination by federal or state banking authorities; in each case rated in the highest rating of each Rating Agency for such obligations, or such lower rating as will not result in the qualification, downgrading or withdrawal of the rating then assigned to either the Notes or the Certificates by such Rating Agency; and (iii) demand or time deposits or certificates of deposit issued by any bank, trust company, savings bank or other savings institution, which deposits are fully insured by the FDIC; in each case rated in the highest rating of each Rating Agency for such obligations, or such lower rating as will not result in the qualification, downgrading or withdrawal of the rating then assigned to either the Notes or the Certificates by such Rating Agency.

          "Person" means any legal person, including any individual,
           ------
corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Pool Balance" means the aggregate outstanding principal balance of
           ------------
the Contracts; provided that a Liquidated Contract and a Repurchased Contract shall cease to be included in the Pool Balance as of the last day of the Due Period in which such Contract became a Liquidated Contract or a Repurchased Contract, as the case may be.

          "Post Cut-off Date Insurance Add-Ons" means Force-Placed Insurance
           -----------------------------------
Premiums added to the Contracts on or after the Initial Cut-off Date with regard to each Initial Contract, or on or after the related Subsequent Cut-off Date with regard to each Subsequent Contract, which amounts are to be repaid to an account separate from the Collection Account over the remaining life of such Contract.

          "Predecessor Notes" with respect to any particular Note means every
           -----------------
previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for purposes of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "Pre-Funded Amount" means, with respect to any Determination Date, the
           -----------------
amount on deposit in the Pre-Funding Account.

          "Pre-Funding Account" means the Pre-Funding Account established and
           -------------------
maintained in accordance with Section 5.01(b) hereof.

          "Pre-Funding Earnings" means (i) with respect to the September 1996
           --------------------
Distribution Date, the actual Investment Earnings earned on the Pre-Funded Amount during the period beginning on the Closing Date through September 14, 1996 (inclusive), (ii) with respect to the October 1996 Distribution Date, the actual Investment Earnings earned on the Pre-Funded Amount during the period beginning on September 15, 1996 through October 14, 1996 (inclusive), and (iii) with respect to the November 1996 Distribution Date, the actual Investment Earnings earned on the Pre-Funded Amount during the period beginning on October 15, 1996 through November 14, 1996 (inclusive).

          "Principal Distribution Amount" means, on each Distribution Date, the
           -----------------------------
sum of the following amounts with respect to the related Due Period, in each case calculated in accordance with the method specified in each Contract: (i) all payments of principal (including all Principal Prepayments applied during the related Due Period) made on each Contract during the related Due Period,
(ii) the Stated Principal Balance of each Contract which, during the related Due Period, was purchased by CITSF or the Servicer hereunder, and (iii) the Stated Principal Balance of each Contract that became a Liquidated Contract during the related Due Period; provided, however, that (x) payments of principal (including Principal Prepayments) with respect to a Liquidated Contract or a Repurchased Contract received after the last day of the Due Period in which the Contract became a Liquidated Contract or a Repurchased Contract shall not be included in the Principal Distribution Amount, and (y) if a Liquidated Contract is purchased by CITSF or the Servicer hereunder on the Deposit Date immediately following the Due Period in which it became a Liquidated Contract, no amount will be included with respect to such Contract in the Principal Distribution Amount pursuant to clause (iii) above. The Principal Distribution Amount on the Note Final Scheduled Distribution Date of a class will be not less than the outstanding principal amount of such class of Notes as of such date, and the Principal Distribution Amount on the Certificate Final Distribution Date will equal the Certificate Balance on such date. The Principal Distribution Amount will not exceed the outstanding principal balance of the Notes or, after the Cross-Over Date, the Certificate Balance (or, on the Cross-Over Date, the sum of the principal balance of the Notes and the Certificate Balance).

          "Principal Liquidation Loss Amount" for any Distribution Date equals
           ---------------------------------
the amount, if any, by which the sum of the aggregate outstanding principal balance of the Notes and the Certificate Balance (after giving effect to all distributions of principal on such Distribution Date but before giving effect to any other reductions in the Certificate Balance on such Distribution Date) exceeds the sum of the Pool Balance (excluding Liquidated Contracts and Repurchased Contracts) plus the Pre-Funded Amount (exclusive of Pre-Funding Earnings), if any, at the close of business on the last day of the related Due Period.

          "Principal Prepayment" means a payment or other recovery of principal
           --------------------
on a Contract (including Insurance Proceeds and Net Liquidation Proceeds applied to principal on a Contract) which is received in advance of its Due Date and applied upon receipt (or, in the case of a partial Principal Prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount of such Contract prior to the date or dates on which such principal amount is scheduled to be paid.

          "Principal Prepayment in Full" means any Principal Prepayment of the
           ----------------------------
entire principal balance of a Contract.

          "Proceeding" means any suit in equity, action at law or other judicial
           ----------
or administrative proceeding.

          "Purchase Agreement" means the Purchase Agreement dated as of August
           ------------------
1, 1996, between the Seller and CITSF, as amended and supplemented from time to time.

          "Purchase Price" means, with respect to a Contract to be purchased
           --------------
hereunder, an amount equal to the remaining principal amount outstanding on such Contract on the date of purchase, plus 30 days' interest thereon in an amount equal to the sum of (i) the product of one-twelfth of the current weighted average of the Pass-Through Rate and of the Interest Rates and the remaining principal amount outstanding (without giving effect to any reductions thereof for Nonrecoverable Advances) on the Contract and (ii) accrued and unpaid Servicing Fees thereon at the Servicing Fee Rate to the date of such purchase.

          "Rating Agencies" as of any date means the nationally recognized
           ---------------
statistical rating organizations requested by the Seller to provide ratings of the Notes and the Certificates which are rating the Notes and Certificates on such date.

          "Rating Agency Condition" with respect to any action means, the
           -----------------------
condition that each Rating Agency shall have notified the Seller, the Servicer and the Issuer in writing that such action shall not result in a downgrade or withdrawal of the then current rating of the Notes or Certificates.

          "Record Date" with respect to any Distribution Date means the Business
           -----------
Day immediately preceding the related Distribution Date or, in the event Definitive Securities have been issued, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "Recreational Vehicle" means new or used motor homes, travel trailers
           --------------------
and other types of recreational vehicles.

          "Redemption Date" means the Distribution Date specified by the
           ---------------
Servicer or the Issuer pursuant to Section 10.1(a) or (b) of the Indenture, as applicable.

          "Related Contract Assets" has the meaning assigned in Section 2.01
           -----------------------
hereof.

          "Relief Act Reduction" shall mean the reduction of the rate of
           --------------------
interest payable on any Contract to a rate below the Contract Rate pursuant to the Soldiers' and Sailors' Civil Relief Act or the Military Reservist Relief Act.

          "Repurchased Contract" means a Contract which (i) CITSF purchased
           --------------------
pursuant to Section 3.02 or (ii) the Servicer purchased pursuant to Section 4.02 or 4.07 hereof. The purchase of a Repurchased Contract shall be deemed effective as of the last day of the Due Period preceding the Deposit Date on which the Purchase Price therefor was paid, and it shall cease to be included in the Pool Balance as of such last day of the Due Period.

          "Required Capitalized Interest Amount" for any Distribution Date
           ------------------------------------
during the Funding Period is an amount equal to the product of (x) the current weighted average of the Interest Rates and the Pass-Through Rate minus 2.5%, (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of such Distribution Date after giving effect to any purchases of Subsequent Contracts on such Distribution Date) and (z) a fraction, the numerator of which is equal to the maximum number of Distribution Dates remaining in the Funding Period and the denominator of which is 12.

          "Reserve Account" means the deposit account established and maintained
           ---------------
pursuant to Section 5.01(a)(iv) hereof.

          "Responsible Officer" with respect to the Indenture Trustee or the
           -------------------
Owner Trustee means, any officer within its Corporate Trust Office, and, with respect to the Servicer, the

President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

          "Sale and Servicing Agreement" means this Agreement, as amended and
           ----------------------------
supplemented from time to time.

          "Securities" means the Notes and the Certificates.
           ----------

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations thereunder.

          "Securityholders" means the Person in whose name a Note or Certificate
           ---------------
is registered on the Note Register or the Certificate Register, as applicable.

          "Seller" means the Person executing this Agreement as the Seller, or
           ------
any successor in interest to the Seller pursuant to the terms hereof.

          "Service Transfer" has the meaning assigned in Section 9.01 hereof.
           ----------------

          "Servicer" means the Person executing this Agreement as the Servicer,
           --------
or any successor Servicer pursuant to a Service Transfer hereunder.

          "Servicer Payment" means, with respect to a Distribution Date, the sum
           ----------------
of the reimbursement then due to the Servicer for outstanding Monthly Advances, the Servicing Fee for such Distribution Date and the aggregate unpaid Servicing Fees for past Distribution Dates; provided, however, that if CITSF or one of its affiliates is the Servicer, the Servicing Fee (including any unpaid Servicing Fees for past Distribution Dates) shall not be included in the Servicer Payment but instead shall be payable to the Servicer on each Distribution Date only from the Available Amount, if any, remaining after the principal and interest payable on the Securities on such Distribution Date have been paid.

          "Servicer's Certificate" means a certificate, substantially in the
           ----------------------
form of Exhibit F to the Sale and Servicing Agreement, completed by and executed on behalf of the Servicer by a Servicing Officer in accordance with Section 4.09 hereof.

          "Servicer's Errors and Omissions Protection Policy" means the errors
           -------------------------------------------------
and omissions policy maintained by the Servicer or any similar replacement policy, if any, pursuant to Section 4.14 hereof.

          "Servicing Fee" means, as to any Distribution Date, the sum of (i)
           -------------
one-twelfth of the product of the Servicing Fee Rate and the Pool Balance as of the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Initial Cut-off Date) and (ii) any Investment Earnings on amounts on deposit in the Collection Account, the Note Distribution Account and the Certificate Distribution Account.

          "Servicing Fee Rate" means 0.50%; provided, however, if CITSF or an
           ------------------               --------  -------
affiliate is not the Servicer, the Servicing Fee Rate shall be a rate determined at the time of the appointment of a Servicer but not to exceed 1.00%.

          "Servicing Officer" means any officer of the Servicer involved in, or
           -----------------
responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officers' Certificate furnished to the Trust by the Servicer, as the same may be amended from time to time.

          "Simple Interest Contract" means a Contract as to which interest is
           ------------------------
calculated each day on the basis of the actual principal balance outstanding on such day.

          "Soldiers' and Sailors' Civil Relief Act" means the Soldiers' and
           ---------------------------------------
Sailors' Civil Relief Act of 1940, as amended.

          "Specified Reserve Amount" means 1.0% of the Pool Balance as of the
           ------------------------
first day of the related Due Period, but in no event less than $1,200,000;

provided, however, that if, with respect to any Distribution Date, (a) the
- --------  -------
average of the principal balance of Contracts 60 days or more delinquent (including Contracts relating to Financed Vehicles that have been repossessed) as a percentage of the Pool Balance for the three preceding Due Periods exceeds 1.75% or (b) the average of the principal balances of all Contracts which became Liquidated Contracts in the three preceding Due Periods, less any Net Liquidation Proceeds on Liquidated Contracts, expressed as an annualized percentage of the average outstanding Pool Balance of the three preceding Due Periods exceeds 1.75%, then the Specified Reserve Amount with respect to such Distribution Date shall be 4.50% of the Pool Balance as of the first day of the related Due Period, but in no event (i) less than $1,200,000 or (ii) greater than $2,400,000; provided, further, however, that the Specified Reserve Amount
                 --------  -------
shall never be greater than the outstanding Certificate Balance and may be reduced from time to time (to amounts less than the Specified Reserve Amount calculated above) if the Rating Agencies shall have given prior written notice to the Seller, the Servicer and the Issuer that such reduction will not result in a downgrade or withdrawal of the then current rating of the Notes or the Certificates.

          "Standard & Poor's" means Standard & Poor's Ratings Service, a
           -----------------
division of The McGraw-Hill Companies, Inc. and its successors in interest.

          "Stated Principal Balance" means, with respect to any Contract for any
           ------------------------
Due Period, its unpaid principal balance at the end of the related Due Period, but without giving effect to any adjustments due to bankruptcy or similar proceedings.

          "Subsequent Contracts" means one or more of the fixed-rate simple
           --------------------
interest installment sale contracts described in the List of Subsequent Contracts, which constitute part of the corpus of the Trust, and which Contracts are to be assigned by the Company to the Trust.

          "Subsequent Cut-off Date" means the beginning of business on the first
           -----------------------
day of the month of the related Subsequent Transfer Date specified in a Subsequent Transfer Agreement with respect to those Subsequent Contracts which are transferred and assigned to the Trust pursuant to the related Subsequent Transfer Agreement.

          "Subsequent Cut-off Date Pool Principal Balance" means, as of any
           ----------------------------------------------
Subsequent Transfer Date, the sum of (i) the Initial Cut-off Date Principal Balance and (ii) the aggregate unpaid principal balances of the Subsequent Contracts to be sold on such Subsequent Transfer Date as of the related Subsequent Cut-off Date and (iii) if applicable, an amount calculated as provided in clause (ii) with respect to all Subsequent Transfer Dates, if any, occurring prior to such Subsequent Transfer Date.

          "Subsequent Cut-off Date Principal Balance" means the aggregate unpaid
           -----------------------------------------
principal balance of all of the Subsequent Contracts transferred pursuant to a Subsequent Transfer Agreement, as of the related Subsequent Cut-off Date.

          "Subsequent Financed Vehicle" means a Financed Vehicle with regard to
           ---------------------------
a Subsequent Contract.

          "Subsequent Purchase Agreement" means a Subsequent Purchase Agreement
           -----------------------------
dated as of a Subsequent Cut-off Date between CITSF and the Company providing for the sale of Subsequent Contracts from CITSF to the Company and substantially in the form of Exhibit B hereto.

          "Subsequent Transfer Agreement" means each Subsequent Transfer
           -----------------------------
Agreement dated as of a Subsequent Transfer Date between the Trust and the Company substantially in the form of Exhibit C hereto, by which Subsequent Contracts are sold and assigned to the Trust.

          "Subsequent Transfer Date" means the date specified in the related
           ------------------------
Subsequent Transfer Agreement.

          "Temporary Notes" means the Notes specified in Section 2.3 of the
           ---------------
Indenture.

          "TIA" or "Trust Indenture Act" means The Trust Indenture Act of 1939
           ---      -------------------
as in force on the date hereof, unless otherwise specifically provided.

          "Treasury Regulations" means any proposed, temporary or final
           --------------------
regulation promulgated under the Code.

          "Trust" means CIT RV Trust 1996-B, a Delaware business trust created
           -----
by the Trust Agreement.

          "Trust Agreement" means the Trust Agreement dated as of August 1, 1996
           ---------------
between the Seller and the Owner Trustee.

          "Trust Estate" means all money, instruments, rights and other property
           ------------
that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including, without limitation, all property and interest Granted to the Indenture Trustee), including any proceeds thereof, but excluding the Excluded Assets.

          "Trustees" means both the Indenture Trustee and the Owner Trustee.
           --------

          "UCC" means the Uniform Commercial Code as in effect in the relevant
           ---
jurisdiction.

                                   ARTICLE II

                            CONVEYANCE OF CONTRACTS;
                            ------------------------
                             ACCEPTANCE BY TRUSTEE
                             ---------------------

          Section 2.01  Conveyance of the Initial Contracts.
                        -----------------------------------

          In consideration of the purchase price for the Initial Contracts and the retention of the GP Interest, on the Closing Date, the Company shall, and by execution of this Agreement hereby does, sell, transfer, assign absolutely, set over and otherwise convey to the Trust by execution of an assignment substantially in the form of Exhibit D hereto, and the Trust shall, and by execution of this Agreement hereby does, purchase, (i) all the right, title and interest of the Company in and to the Initial Contracts and all the rights, benefits, and obligations arising from and in connection with each Initial Contract, (ii) an assignment of the security interests in the Initial Financed Vehicles granted by the Obligors pursuant to the Initial Contracts, (iii) all payments received by the Company on or with respect to the Initial Contracts on or after the Initial Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Company in any Initial Financed Vehicle (including any right to receive future Net Liquidation Proceeds) that secures the Initial Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Company to proceeds of Insurance Policies covering the Obligors and the Initial Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket physical damage policy, to the extent such proceeds relate to any Initial Financed Vehicle, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Initial Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all amounts held for the Trust in the Collection Account,
(ix) all amounts held for the Trust in the Pre-Funding Account, (x) all amounts held for the Trust in the Capitalized Interest Account, (xi) all proceeds in any way derived from any of the foregoing items, and (xii) all documents contained in the Contract Files relating to the Initial Contracts (the items in clauses
(ii) through (xii) are referred to herein as the "Related Contract Assets").
The parties intend and agree that the conveyance of the Company's right, title and interest in and to the Initial Contracts (and all rights, entitlements and amounts listed above) pursuant to this Agreement shall constitute an absolute sale. The "purchase price" for the Initial Contracts shall be an amount equal to $164,276,094. Such purchase price shall be payable in immediately available funds on the Closing Date.

          The Company hereby declares and covenants that it shall at no time have any legal, equitable or beneficial interest in, or any right, including without limitation any reversionary or offset right, to the Collection Account, the Pre-Funding Account, the Capitalized Interest Account and the Reserve Account, and that, in the event it receives any of the same, it shall hold same in trust for the benefit of the Trust on behalf of the Securityholders and shall immediately endorse over to the Trust any such amount it receives. Neither the Seller nor the Servicer shall have the right to remove any Contracts from the Trust after the Closing Date.

          Section 2.02  Conveyance of the Subsequent Contracts.
                        --------------------------------------

          In consideration of the Owner Trustee's delivery on the related Subsequent Transfer Date to or upon the order of the Company of the purchase price for the Subsequent Contracts to be conveyed to the Trust on such date up to the balance of funds on deposit in the Pre-Funding Account on such related Subsequent Transfer Date, the Company shall sell, transfer, assign, set over and otherwise convey to the Trust by execution of an assignment substantially in the form of the Subsequent Transfer Agreement attached hereto as Exhibit C, and the Trust shall purchase, (i) all the right, title and interest of the Company in and to the Subsequent Contracts and all the rights, benefits, and obligations arising from and in connection with each Subsequent Contract, (ii) an assignment of the security interests in the Subsequent Financed Vehicles granted by the Obligors pursuant to the Subsequent Contracts, (iii) all payments received by the Company on or with respect to the Subsequent Contracts on or after the Subsequent Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Company in any Subsequent Financed Vehicles (including any right to receive future Net Liquidation Proceeds) that secure the Subsequent Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Company to proceeds of Insurance Policies covering the Obligors and the Subsequent Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket physical damage policy, to the extent such proceeds relate to any Subsequent Financed Vehicle, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Subsequent Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all proceeds in any way derived from any of the foregoing items, and (ix) all documents contained or required to be contained in the Contract Files relating to the Subsequent Contracts. The parties intend and agree that the conveyance of the Company's right, title and interest in and to the Subsequent Contracts pursuant to this Agreement shall constitute an absolute sale. The "purchase price" for the Subsequent Contracts shall be one hundred percent (100%) of the aggregate principal amount outstanding on the Subsequent Contracts so transferred as of the related Subsequent Cut-off Date and shall be payable in immediately available funds on the related Subsequent Transfer Date.

          Section 2.03  Acceptance by Owner Trustee.
                        ---------------------------

          (a) On the Closing Date, the Owner Trustee shall deliver a certificate to the Company substantially in the form of Exhibit E hereto acknowledging to the best of its knowledge conveyance of the Initial Contracts and Contract Files relating thereto to the Owner Trustee and declaring that the Owner Trustee, through the Servicer, as custodian, pursuant to Section 3.03 hereof, will hold all Contracts that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders and Noteholders, as their respective interests may appear, subject to the terms and provisions of this Agreement and the Basic Documents.

          (b) On any Subsequent Transfer Date, the Owner Trustee shall deliver a certificate to the Company substantially in the form of Exhibit E hereto acknowledging to the best of its knowledge conveyance of the Subsequent Contracts and Contract Files relating thereto to the Owner Trustee and declaring that the Owner Trustee, through the Servicer, as custodian, pursuant to Section 3.04 hereof, will hold all Contracts that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of all Certificateholders and Noteholders, as their respective interests may appear, subject to the terms and provisions of this Agreement and the Basic Documents.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES; THE CONTRACTS
                 ---------------------------------------------

          Section 3.01A  Representations and Warranties Regarding Each Contract.
                         ------------------------------------------------------

          The Initial Contracts have been sold by CITSF to the Company pursuant to the Purchase Agreement. Any Subsequent Contracts will be sold by CITSF to the Company pursuant to a Subsequent Purchase Agreement. In connection with such sales, CITSF made the representations and warranties in Sections 3.01A, 3.01B, 3.01C and 8.01 of this Agreement to the Company (such representations and warranties being incorporated in the Purchase Agreement and any Subsequent Purchase Agreement) and assumed the obligations in Section 3.02 of this Agreement. As a condition of the purchase by the Company, the Company has required that CITSF make such representations and warranties directly to the Trust and the Securityholders so that the Trust may recover directly against CITSF on such representations and warranties rather than indirectly through claims by the Company against CITSF. Consequently, CITSF represents and warrants to the Trust and the Securityholders as to each Initial Contract as of the Closing Date and as to each Subsequent Contract as of the related Subsequent Transfer Date (except as otherwise expressly stated):

          (a) List of Contracts.  The information set forth in the List of
              -----------------
Initial Contracts or the List of Subsequent Contracts, as applicable, is true and correct as of its date.

          (b) Payments.  With respect to an Initial Contract, as of the Initial
              --------
Cut-off Date, the payment (if any) of principal and interest for its Due Date next preceding the Cut-off Date was made by or on behalf of the Obligor (without any advance from CITSF or any Person acting at the request of CITSF) or was not delinquent for more than 30 days and, with respect to a Subsequent Contract, as of the related Subsequent Cut-off Date (or the date of origination, if later) the payment (if any) of principal and interest for its Due Date next preceding the related Subsequent Cut-off Date was made by or on behalf of the Obligor (without an advance from CITSF or any Person acting at the request of CITSF) or was not more than 30 days delinquent.

          (c) No Waivers.  The terms of the Contract have not been waived,
              ----------
altered, amended or modified in any respect, except by instruments or documents identified in the Contract File with respect thereto, and no waiver, alteration, amendment or modification has caused such Contract to fail to meet any of the other representations and warranties made by CITSF with respect thereto.

          (d) Binding Obligation.  The Contract is the legal, valid and binding
              ------------------
obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and equitable remedies.

          (e) No Defenses.  No Contract is or will be subject to any right of
              -----------
rescission, set-off, counterclaim or defense, including the defense of usury, and, to the knowledge of CITSF, no such right has been asserted with respect to any Contract.

          (f) Insurance.  The Obligor on the Contract is required to maintain
              ---------
physical damage insurance covering the related Financed Vehicle in accordance with CITSF's normal requirements or, if the related Financed Vehicle is not so covered by an Obligor's insurance, it is covered by a blanket insurance policy maintained by CITSF or the Servicer. As of the Initial Cut-off Date, neither CITSF nor the Servicer has obtained Force-Placed Insurance with respect to any Initial Contract and, as of any Subsequent Cut-off Date, neither CITSF nor the Servicer has obtained Force-Placed Insurance with respect to any Subsequent Contract.

          (g) Lawful Assignment.  The Contract was not originated in and is not
              -----------------
subject to the laws of any jurisdiction whose laws would prohibit the transfer of the Contract to the Company under the Purchase Agreement in the case of an Initial Contract, or under a Subsequent Purchase Agreement in the case of a Subsequent Contract, the transfer of the Contract to the Trust under this Agreement in the case of an Initial Contract, or under a Subsequent Transfer Agreement in the case of a Subsequent Contract, or pursuant to transfers of Securities, or the ownership of the Contracts by the Trust.

          (h) Compliance with Law.  All requirements of any federal, state or
              -------------------
local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Contract have been complied with in all material respects and such compliance is not affected by the Trust's ownership of the Contracts, and CITSF shall for at least the period of this Agreement, maintain in its possession, available for the Trust's inspection, and shall deliver to the Trust upon demand, evidence of compliance with all such requirements.

          (i) Contract in Force.  The Contract has not been satisfied or
              -----------------
subordinated in whole or in part or rescinded, and the Financed Vehicle securing the Contract has not been released from the security interest of the Contract in whole or in part.

          (j) Valid Security Interest.  The Contract creates a valid and
              -----------------------
enforceable perfected first priority security interest in favor of CITSF, CITCF-NY or the Dealer which originated such Contract in the Financed Vehicle covered thereby as security for payment of the amounts due under such Contract which security interest (if in favor of CITCF-NY or the Dealer) has been validly and effectively assigned to CITSF. CITSF has assigned all of its right, title and interest in such Contract, including the security interest in the Financed Vehicle covered thereby, to the Company, and the Company has assigned all of its right, title and interest in such Contract and such Financed Vehicle to the Trust.

          (k) Notation of Security Interest.  CITSF or CITCF-NY has taken all
              -----------------------------
necessary action with respect to the Contract to perfect the security interest in the Financed Vehicle covered thereby in favor of CITSF or CITCF-NY. With respect to each Contract, if the related Financed Vehicle is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Financed Vehicle is being applied for such title document will be issued within 180 days and will show, CITSF or CITCF-NY as the holder of a first priority security interest in such Financed Vehicle; if the related Financed Vehicle is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in a Recreational Vehicle, such filings or recordings have been duly made and show CITSF or CITCF-NY as secured party.

          (l) Capacity of Parties.  All parties to the Contract had legal
              -------------------
capacity to execute the Contract.

          (m) Good Title.  CITSF or CITCF-NY purchased the Contract for fair
              ----------
value and took possession thereof, without knowledge that the Contract was subject to a security interest in favor of a third party. Neither CITSF, CITCF-NY nor the Company has sold, assigned or pledged the Contract to any person other than CITSF, the Company or the Trust, respectively. Prior to the transfer of the Contract by CITCF-NY to CITSF, CITSF to the Company and by the Company to the Trust, CITCF-NY, CITSF or the Company, respectively, had good and marketable title thereto free and clear of any lien, encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Company and the Trust, respectively. The Company paid fair value to CITSF for the Contracts. Immediately upon the transfer thereof, the Trust for the benefit of the Securityholders shall acquire good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and the transfer thereof shall have been perfected under applicable law.

          (n) No Defaults.  As of the Initial Cut-off Date for each Initial
              -----------
Contract, and as of the related Subsequent Cut-off Date for each Subsequent Contract, there was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by subsection (b) above). Neither CITCF-NY nor CITSF has waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by subsection (b) above.

          (o) No Liens.  As of the Closing Date for each Initial Contract, and
              --------
as of the related Subsequent Transfer Date for each Subsequent Contract, there are no liens or claims which have been filed for work, labor or materials affecting the Financed Vehicle securing the Contract which are or may be liens prior to, or equal or coordinate with the security interest granted under the Contract.

          (p) Equal Installments.  The Contract is a Simple Interest Contract
              ------------------
and provides for level monthly payments which provide interest at the stated Contract Rate and, if paid in accordance with its schedule, fully amortize the loan over its original term.

          (q) Enforceability.  The Contract contains customary and enforceable
              --------------
provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security, except as enforceability of such provisions may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

          (r) Obligor Not a Governmental Entity.  The Obligor on the Contract is
              ---------------------------------
not the United States of America or any state or any agency, department, instrumentality or political subdivision thereof.

          (s) Obligor Not Subject to Bankruptcy Proceedings.  The Obligor on the
              ---------------------------------------------
Contract was not in a bankruptcy proceeding as of the Initial Cut-off Date for each Initial Contract or as of the related Subsequent Cut-off Date for each Subsequent Contract.

          (t) No Repossession.  As of the Initial Cut-off Date for each Initial
              ---------------
Contract, or as of the related Subsequent Cut-off Date for each Subsequent Contract, the Financed Vehicle which secured the Contract had not been repossessed without reinstatement.

          (u) Obligor Not a Relief Act Obligor.  If (i) the Obligor on the
              --------------------------------
Contract is in the military (including an Obligor who is a member of the National Guard or is in the reserves) and (ii) the Contract is subject to the Soldiers' and Sailors' Civil Relief Act or the Military Reservist Relief Act, such Obligor has not made a claim to CITSF that

               (A) the amount of interest on the related Contract should be limited to 6% pursuant to the Soldiers' and Sailors' Civil Relief Act during the period of such Obligor's active duty status, or

               (B) payments on such Contract should be delayed pursuant to the Military Reservist Relief Act,

in either case, unless a court has ordered otherwise upon application of CITSF.

          (v) Only One Original.  There is only one original executed copy of
              -----------------
the Contract, which, immediately prior to the execution of this Agreement, was in the possession of CITSF.

          (w) Contract is Chattel Paper.  The Contract is "chattel paper" as
              -------------------------
defined in the New Jersey UCC.

          (x) Selection Criteria.  As of the Initial Cut-off Date for each
              ------------------
Initial Contract, or as of the related Subsequent Cut-off Date for each Subsequent Contract, the Contract satisfies the eligibility criteria discussed in the Prospectus Supplement for the Securities under the heading "The Contract Pool-General".

          (y) Valid Transfer.  All of the right, title and interest of CITSF,
              --------------
the Company and, if applicable, CITCF-NY in the Contract has been validly sold, transferred and assigned to the Trust and all filings necessary to evidence such sale, transfer and conveyance have been made in all appropriate jurisdictions.

          (z)  Trust License.  The Trust is in compliance with any and all
               -------------
license, permit and other requirements of any Federal or state law applicable to its ownership of the Contract and its exercise of rights under the Contract and the Basic Documents.

          (aa)  Origination.  The Contract was originated in the United States
                -----------
of America.

          Section 3.01B Representations and Warranties Regarding the Contracts
                        ------------------------------------------------------
in the Aggregate.
- ----------------

          CITSF represents and warrants to the Trust and the Securityholders, that:

          (a) Amounts.  The aggregate principal amounts payable by Obligors
              -------
under the Initial Contracts as of the Initial Cut-off Date equal the Initial Cut-off Date Principal Balance.

          (b) Characteristics.  The Contracts have the following characteristics
              ---------------
as of the Initial Cut-off Date:

               (i) each Contract is secured by a Financed Vehicle which is a new or used Recreational Vehicle;

               (ii) each Initial Contract has a fixed Contract Rate, which is equal to or greater than 8.49%;

               (iii) the remaining maturity of each Initial Contract is at least 9 months, but not more than 240 months;

               (iv) the original maturity of each Initial Contract was at least 12 months, but not more than 240 months;

               (v) the weighted average remaining term to stated maturity of the Initial Contracts was 152 months;

               (vi) the weighted average Contract Rate of the Initial Contracts was 10.31%;

               (vii) the final scheduled payment dates on the Initial Contracts range from May 1997 to August 2016;

               (viii) the average remaining principal balance of the Initial Contracts per contract was $24,247;

               (ix) the outstanding principal balances of the Initial Contracts ranged from $1,070 to $298,209;

               (x) each of the Initial Contracts was first entered onto the Servicer's or CITCF-NY's servicing system (which, typically, represents the date on which CITSF or CITCF-NY funds the purchase of such Contracts from Dealers) between September 1995 and July 1996;

               (xi) not more than 5% of the Obligors under the Initial Contracts by Initial Cut-off Date Principal Balance had mailing addresses in any one state, as determined by information provided by Obligors (except Obligors with mailing addresses in California, Texas, Florida and Arizona, which represent approximately 22.04%, 10.31%, 7.33% and 5.35%, respectively, of the Initial Cut-off Date Principal Balance); less than 10% of the Obligors under the Initial Contracts by Initial Cut-off Date Principal Balance had mailing addresses in Oklahoma;

               (xii) at least 70.41% of the Contracts, based on Initial Cut-off Date Principal Balance, were secured by new Financed Vehicles at origination; and

               (xiii) not more than 4.75% of the Contracts, based on Initial Cut-off Date Principal Balance, were secured by Recreational Vehicles other than motor homes and travel trailers.

          (c) Computer Tape.  As of the Closing Date, in the case of the Initial
              -------------
Contracts, and as of the related Subsequent Transfer Date, in the case of any Subsequent Contracts, the Computer Tape made available by the Servicer was complete and accurate as of its date and included a description of the same Contracts that are described in the List of Initial Contracts or the applicable List of Subsequent Contracts, as the case may be.

          (d) Marking Records.  By the Closing Date in the case of the Initial
              ---------------
Contracts or by the related Subsequent Transfer Date in the case of the Subsequent Contracts, CITSF has caused the portions of the Electronic Ledger relating to the Contracts constituting part of the Trust to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

          (e) No Adverse Selection.  No adverse selection procedures have been
              --------------------
employed in selecting the Contracts from the recreational vehicle installment sale contracts owned by CITSF which were purchased by CITSF from CITCF-NY or Dealers, except that CITSF did not select any such contract which would cause a breach of any representation or warranty of CITSF contained in this Agreement that would materially adversely affect the Trust's interest in such Contract.

          Section 3.01C  Representations and Warranties Regarding the Contract
                         -----------------------------------------------------
Files.
- -----

          CITSF represents and warrants to the Trust and the Securityholders that:

          (a) Possession.  Immediately prior to the Closing Date in the case of
              ----------
the Initial Contracts, or the Subsequent Transfer Date in the case of the Subsequent Contracts, CITSF will have possession of each original Contract and the related Contract File, and there are and there will be no custodial agreements in effect materially and adversely affecting the right of CITSF to make, or to cause to be made, any delivery required in connection with the conveyance of the Contracts to the Company or from the Company to the Trust.

          (b) Bulk Transfer Laws.  The transfer, assignment and conveyance of
              ------------------
the Contracts and the Contract Files from CITSF to the Company and from the Company to the Trust are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          Section 3.01D Conditions of Closing for the Subsequent Contracts.
                        --------------------------------------------------

          On or before the transfer of any Subsequent Contracts on the related Subsequent Transfer Date, the following conditions shall have been satisfied:

          (a) The Servicer shall have provided the Rating Agencies and the Trustees with notice, at least two Business Days prior to the Subsequent Transfer Date, of the Subsequent Contracts to be sold and the aggregate principal balance thereof;

          (b) The Servicer shall have delivered to the Trustees a duly executed Subsequent Transfer Agreement;

          (c) The Funding Period shall not have terminated;

          (d) The Servicer shall have delivered to the Trustees an Officer's Certificate confirming the satisfaction of each condition precedent specified in this Section 3.01D and in the related Subsequent Transfer Agreement;

          (e) The Company shall have delivered to the Trustees an Assignment in the form of Exhibit D hereto and the Opinion of Counsel required by the related Subsequent Purchase Agreement;

          (f) The Company shall have delivered an Officers' Certificate to each Trustee and each Rating Agency certifying that immediately following the transfer of such Subsequent Contracts to the Trust that none of the following would occur: (i) the weighted average Contract Rate of the Contracts based on the Subsequent Cut-off Date Pool Principal Balance would be less than 10.15%,
(ii) less than 66% of the Contracts by Subsequent Cut-off Date Pool Principal Balance would be attributable to Contracts to finance the purchase of new Recreational Vehicles at the time the related Contract was originated, (iii) more than 6% of the Contracts by Subsequent Cut-off Date Pool Principal Balance would be attributable to Contracts to finance the purchase of Recreational Vehicles other than motor homes and travel trailers, (iv) the weighted average remaining term to maturity of the Contracts based on the Subsequent Cut-off Date Pool Principal Balance would be more than 157 months, (v) more than 35% of the Contracts based on the Subsequent Cut-off Date Pool Principal Balance would have a credit score of less than 179, and (vi) more than 9.99% of the Obligors under the Contracts by Subsequent Cut-off Date Pool

Principal Balance had mailing addresses in Oklahoma. In addition, all of such Subsequent Contracts must (i) be secured by Recreational Vehicles with Obligors having mailing addresses in the United States at the time of origination, (ii) have a Due Date not later than the month following the Subsequent Cut-off Date with respect to such Subsequent Contract, (iii) have a final scheduled payment date of no later than November 2016; (iv) satisfy the representations and warranties specified in this Agreement, (v) not be selected by either CITSF or the Seller in a manner that it believes is adverse to the interest of the Securityholders, (vi) have a Contract Rate of at least 8.25%, (vii) provide for level monthly payments which provide interest at the related Contract Rate and, if paid in accordance with their schedules, fully amortize the amount financed over an original term of no greater than 240 months, (viii) as of the related Subsequent Cut-off Date, the most recent scheduled payment, if any, of principal and interest on each Subsequent Contract had been made by or on behalf of the related Obligor or not have been delinquent more than 30 days, (ix) no Subsequent Financed Vehicle will have been repossessed without reinstatement as of the related Subsequent Cut-off Date, (x) as of the related Subsequent Cut-Off Date, no Obligor on any Subsequent Contract will be the subject of a bankruptcy proceeding, (xi) as of the related Subsequent Cut-off Date, each Subsequent Contract will have a remaining principal balance of not less than $1,000 and not more than $300,000, and (xii) satisfy such other requirements as the Rating Agencies shall request;

          (g) The Servicer shall have delivered to the Trustees the relevant List of Subsequent Contracts;

          (h) The Servicer shall have delivered an Officer's Certificate to the Trustees substantially in the form of Exhibit I hereto;

          (i) The Servicer shall file in the following jurisdictions the following executed UCC-1 Financing Statements, each listing the relevant Subsequent Contracts as required by Article 9 of the UCC and shall provide a copy thereof to the Trustees: (i) UCC-1 Financing Statements executed by CITSF as debtor, naming the Company as Secured Party and filed in New Jersey and Oklahoma to perfect the sale from CITSF to the Company, (ii) UCC-1 Financing Statements executed by the Company as debtor naming the Trust as secured party and filed in New Jersey and Oklahoma to perfect the sale from the Company to the Trust, and (iii) UCC-1 Financing Statements executed by the Trust as debtor, naming the Indenture Trustee as secured party and filed in New Jersey, Oklahoma and Delaware;

          (j) The Servicer shall have delivered an Officers' Certificate to the Trustees stating that the Servicer has reviewed each such Subsequent Contract and the Contract File with respect thereto, and confirming that each such Subsequent Contract and the Contract File with respect thereto conforms in all material respects to the relevant List of Subsequent Contracts, that each Contract File with respect to such Subsequent Contract is complete in all material respects, and that each Recreational Vehicle securing any such Subsequent Contract is covered by a physical damage insurance policy as required by this Agreement;

          (k) The Servicer shall have delivered an Officers' Certificate to the Trustees stating that all funds received with respect to such Subsequent Contract on and after the relevant Subsequent Cut-off Date through the Subsequent Transfer Date have been deposited in the Collection Account;

          (l) The Servicer shall have delivered an Officers' Certificate to the Trustees stating that the Servicer has accepted delivery of such Subsequent Contracts and the Contract Files with respect to such Subsequent Contracts and will hold such Subsequent Contracts and Contract Files as custodian on behalf of the Trustees for the benefit of the Trust as provided herein;

          (m) The Servicer shall have delivered to the Trustees one or more Opinions of Counsel, either (i) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustees in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; it being understood that the opinions on perfection delivered by counsel on the Closing Date, if delivered on the Subsequent Transfer Date as to the Subsequent Contracts, shall satisfy the foregoing requirement; and

          (n) The Seller and the Trustees shall not have been advised by either Rating Agency that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of either the Notes or the Certificates.

          Section 3.02  Repurchase of Contracts for Breach of Representations
                        -----------------------------------------------------
and Warranties.
- --------------

          (a) Subject to Section 3.02(b), CITSF shall repurchase a Contract, at its Purchase Price, not later than 85 days after CITSF receives written notice from either of the Trustees or the Servicer, or not later than 90 days after CITSF otherwise becomes aware, of a breach of any representation or warranty of CITSF set forth in Section 3.01A or 3.01B of this Agreement that materially and adversely affects the Trust's interest in such Contract and which breach has not been cured. CITSF shall effect such repurchase by paying to the Servicer for deposit in the Collection Account on the Deposit Date immediately following the determination that such Purchase Price is owed the aggregate of the Purchase Price of all Contracts that are required to be repurchased pursuant to the preceding sentence. With respect to any Contract incorrectly described on the List of Initial Contracts or any List of Subsequent Contracts, as the case may be, only with respect to remaining unpaid principal balance, which CITSF would otherwise be required to repurchase pursuant to this Section 3.02, CITSF may, in lieu of repurchasing such Contract, deposit in the Collection Account, not later than one Business Day after the first Determination Date which is more than 90 days after CITSF becomes aware or receives written notice from the Trustees or the Servicer of such incorrect description, cash in an amount sufficient to cure such deficiency or discrepancy. CITSF shall send written notice of any such cash deposit to the Rating Agencies as promptly as possible following such deposit. Notwithstanding any other provision of the Agreement, the obligation of CITSF under this Section shall not terminate upon a Service Transfer pursuant to
Article VII.

          (b) The repurchase obligation of CITSF set forth in this Section 3.02 shall constitute the sole remedy available to the Trust and the Securityholders for a breach of any representation and warranty hereunder with respect to the Contracts (but not with respect to any other breach by CITSF of its obligations hereunder, as set forth herein).

          Section 3.03  Custody of Contract Files.
                        -------------------------

          To assure uniform quality in servicing the Contracts and to reduce administrative costs, the Trust, upon the execution and delivery of this Agreement, revocably appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Trust and as custodian of the Contract File with respect to each Contract, each of which is hereby constructively delivered to the Trust.

          Section 3.04  Duties of Servicer as Custodian.
                        -------------------------------

          (a) Safekeeping.  The Servicer, in its capacity as custodian, shall
              -----------
hold the Contract Files on behalf of the Trust for the use and benefit of the Trust and maintain such accurate and complete accounts, records and computer systems pertaining to the Contracts as shall enable the Owner Trustee and the Indenture Trustee to comply with their obligations pursuant to this Agreement and the other Basic Documents.

          As custodian, the Servicer shall have and perform the following powers and duties:

               (i) hold the Contract Files on behalf of the Trust, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Contract Files held by it under this Agreement and certify to the Trust annually that it continues to maintain possession of such Contract Files;

               (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises, and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

               (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Trust.

          In performing its duties under this Section 3.04, the Servicer agrees to act with reasonable care, consistent with the same degree of skill and care that it exercises with respect to similar contracts serviced by it for its own account. The Servicer shall promptly report to the

Trust in writing any material failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Trust, the Certificateholders, the Noteholders, the Owner Trustee and the Indenture Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expense of any kind whatsoever which may be imposed on, incurred or asserted against the Trust, the Certificateholders, the Noteholders, the Owner Trustee and the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the
                                               --------  -------
Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of the Trust, the Certificateholders, the Noteholders, the Owner Trustee or the Indenture Trustee.

          (b) Maintenance of and Access to Records.  The Servicer, in its
              ------------------------------------
capacity as custodian, agrees to maintain the Contract Files at its office in the State of Oklahoma, or at such of its offices as shall from time to time be identified to the Trust by written notice. The Servicer, in its capacity as custodian, may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures, but shall promptly return such Contract File as soon as practicable after it is no longer needed for such purpose.

          The Servicer, in its capacity as custodian, shall make available to the Trust, or its duly authorized representatives, attorneys or auditors, the Contract Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Trust shall reasonably instruct which do not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

          (c) Release of Documents.  Upon written instruction from the Trust,
              --------------------
the Servicer, in its capacity as custodian, shall release or cause to be released any document in the Contract Files to the Trust, the Trust's agent or the Trust's designee, as the case may be, at such place or places as the Trust may designate, as soon as practicable. The Servicer, in its capacity as custodian, shall not be responsible for any loss occasioned by the failure of the Trust, its agent or its designee to return any document or any delay in doing so.

          Section 3.05  Instructions; Authority to Act.
                        ------------------------------

          The Servicer shall be deemed to have received proper instructions from either of the Trustees with respect to the Contract Files upon its receipt of written instructions signed by a Responsible Officer of such Trustee. A certified copy of a by-law or of a resolution of the Board of Directors of the Owner Trustee or the Indenture Trustee, as applicable, shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trust.

          Section 3.06  Effective Period and Termination.  The Servicer's
                        --------------------------------
appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 3.06 or until this Agreement shall be terminated. The Servicer may perform its duties as custodian through one or more agents, which agents may maintain physical possession of Contract Files as agent for the Servicer acting as custodian. If the Servicer shall resign as Servicer under Section 8.05 hereof or if all of the rights and obligations of the Servicer shall have been terminated under Section 9.01 hereof, the appointment of the Servicer as custodian may be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than a majority of the aggregate outstanding principal balance of the Notes as of the close of the preceding Distribution Date (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or by the Holders of Certificates evidencing not less than a majority of the Certificate Balance as of the close of the preceding Distribution Date), in the same manner as rights and obligations of the Servicer may be terminated under Section 9.01 hereof.
The Trust may terminate the Servicer's appointment as custodian at any time with cause upon written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Contract Files to the Trust or the Trust's agent at such place or places as the Trust may reasonably designate. The Servicer shall cooperate with the Trust in making the transfer and shall bear all of the Servicer's costs and expenses with respect to such transfer, but the Trust shall bear the actual costs and expenses of packing and transporting the Contract Files to the location designated by the Trust. Notwithstanding the termination of the Servicer as custodian, the Trust agrees that upon any such termination, the Trust shall provide, or cause its agent to provide, access to the Contract Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Contracts hereunder.

                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF CONTRACTS
                   -----------------------------------------

          Section 4.01  Duties of Servicer.
                        ------------------

          (a) The Servicer, as agent for the Trust, shall manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Trust, at the request of a Servicing Officer, shall furnish the Servicer with any reasonable documents or take any action reasonably requested, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

          (b) In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise the same degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer for its own account.

          (c) The Servicer may enter into subservicing agreements with one or more subservicers (which shall be Eligible Servicers) for the servicing and administration of certain of the Contracts. References in this Agreement to actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken, by the Servicer in servicing the Contracts shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken, by a subservicer on behalf of the Servicer. Each subservicing agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the standard of care set forth herein and as the Servicer and the subservicer have agreed. All compensation payable to a subservicer under a subservicing agreement shall be payable by the Servicer from its servicing compensation or otherwise from its own funds, and none of the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders will have any liability to the subservicer with respect thereto.

          Notwithstanding any subservicing agreement or any of the provisions of this Agreement relating to agreements or any arrangements between the Servicer or a subservicer or any reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable to the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Contracts and the other Trust property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements.

          Any subservicing agreement that may be entered into and any other transactions or servicing arrangements relating to the Contracts and the other Trust property involving a subservicer in its capacity as such shall be deemed to be between the subservicer and the Servicer alone, and the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the subservicer except as set forth in the next succeeding paragraph.

          In the event the Servicer shall for any reason no longer be acting as such, the successor Servicer may, in its discretion, thereupon assume all of the rights and obligations of the outgoing Servicer under a subservicing agreement. In such event, the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the subservicer under such subservicing agreement. The outgoing Servicer shall, upon request of the Trust, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such subservicing agreement and the Contracts and other Trust property then being serviced thereunder and an accounting of amount collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of any subservicing agreement to the successor Servicer. In the event that the successor Servicer elects not to assume a subservicing agreement, the outgoing Servicer, at its expense, shall cause the subservicer to deliver to the successor Servicer all documents and records relating to the Contracts and the other Trust property being serviced thereunder and all amounts held (or thereafter received) by such subservicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Contracts and the other Trust property being serviced by such subservicer to the successor Servicer.

          (d) The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local governmental authorities with respect to the Contracts, investigating delinquencies, reporting federal income tax information to Obligors, monitoring the collateral in cases of Obligor default and handling the foreclosure or other liquidation of Financed Vehicles in appropriate instances (subject to reimbursement of its expenses incurred in connection with such foreclosure, liquidation or other realization on the Contracts), administering and enforcing Insurance Policies in accordance with its customary practices, accounting for collections, furnishing monthly and annual statements to the Trust with respect to distributions, and making Monthly Advances pursuant to Section 5.03 hereof.

          The Servicer shall be authorized and empowered by the Trust to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders, the Noteholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts or with respect to the Financed Vehicles.

          Upon written request of the Servicer and receipt by the Trust of an Officer's Certificate setting forth the facts underlying such request, the Trust shall furnish the Servicer with any limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and the Trust shall not be held liable for such actions of the Servicer thereunder.

          Section 4.02  Collection of Contract Payments.  The Servicer shall
                        -------------------------------
make reasonable efforts, consistent with the customary servicing procedures employed by the Servicer with respect to Contracts owned or serviced by it, to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and in connection therewith shall follow such normal collection practices and procedures as it follows with respect to comparable new or used Recreational Vehicle installment sale contracts that it services for itself and others. The Servicer shall not reduce or defer scheduled payments, extend any Contract or otherwise modify the terms of any Contract; provided, however, that, consistent with its customary servicing
          --------  -------
procedures, the Servicer may, in its discretion, arrange with an Obligor to, defer, reschedule, extend or modify the payment schedule of any Contract for credit related reasons that would be acceptable to the Servicer with respect to a comparable Contract secured by a new or used Recreational Vehicle that it services for itself or others, if (a) the maturity of such Contract would not be extended beyond the 180th day prior to the Certificate Final Scheduled Distribution Date and (b) the deferral, rescheduling, extension or other modification of the terms of the Contract would not constitute a cancellation of such Contract and the creation of a new installment sale contract. If, as a result of deferring, rescheduling or extending of payments or any other modification, such deferring, rescheduling, extension or modification breaches any of the terms of the preceding sentence, then the Servicer shall be obligated to purchase such Contract pursuant to Section 4.07 hereof on the Deposit Date immediately following the date on which it became aware or received written notice from the Trust of such failure. The Servicer shall follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Contract with respect to which it determines that eventual payment in full is unlikely or to realize upon any defaulted Contract. The Servicer may, in accordance with its customary standards, policies and procedures, in its discretion, waive any Late Fees that may be due or payable under any Contract.

          Section 4.03  Realization Upon Contracts.
                        --------------------------

          (a) The Servicer will, consistent with customary servicing procedures and the terms of this Agreement, act with respect to the Contracts in such manner as it reasonably believes will maximize the receipt of principal and interest on the Contracts and Net Liquidation Proceeds in respect of defaulted Contracts.

          Notwithstanding the standard of care specified in Section 4.01 hereof, the Servicer shall commence procedures for the repossession of any Financed Vehicle or take such other steps that in the Servicer's reasonable judgment will maximize the receipt of principal and interest or Net Liquidation Proceeds with respect to the Contract secured by such Financed Vehicle, including, without limitation, selling such Financed Vehicle at a public or private sale, subject to the requirements of applicable state and federal laws. In connection with such repossession or foreclosure, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with Section 4.01 hereof. In the event that title to any Financed Vehicle is acquired in foreclosure or by conveyance in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trust, or, at its election, to its nominee on behalf of the Trust.

          (b) The Servicer shall be entitled to recover all Liquidation Expenses relating to a defaulted Contract, from the liquidation proceeds with respect to such Contract or related Financed Vehicle. The Net Liquidation Proceeds realized in connection with any such action with respect to a Contract shall be deposited by the Servicer in the Collection Account in the manner specified in
Section 5.02 hereof and shall be applied to reduce (or to satisfy, as the case may be) the Purchase Price of the Contract, if such Contract is to be purchased by CITSF pursuant to Section 3.02 hereof, is to be purchased by the Servicer pursuant to Section 4.07 hereof, or is to be purchased by CITSF pursuant to
Section 11.01 hereof. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its sole discretion that such repair and/or repossession will increase the Net Liquidation Proceeds of the related Contract.

          (c) The Servicer may sue to enforce or collect upon Contracts, including foreclosure of any security interest in a Financed Vehicle, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract or any Insurance Policy in respect thereof, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Securityholders.

          (d) Prior to a Service Transfer, the Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of a Principal Prepayment or a Principal Prepayment in Full. The Servicer will not permit any rescission or cancellation of any Contract, except to the extent required by law.

          (e) The Servicer may enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable Insurance Policy.

          Section 4.04  Physical Damage Insurance.
                        -------------------------

          (a) The Servicer, in accordance with its customary servicing procedures, shall use its best efforts to require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Financed Vehicle, provided that such insurance shall be in an amount no greater than the outstanding principal balance of the related Contract or, if such insurance also covers the interest of the related Obligor in the Financed Vehicle, no greater than the greater of the outstanding principal balance of the related Contract and the value of the Financed Vehicle, or such lesser amount permitted by applicable law. The Servicer shall enforce its rights under the Contracts to require the Obligors to maintain physical damage insurance, in accordance with the Servicer's customary practices and procedures with respect to comparable new or used recreational vehicles financed by installment sale contracts that it services for itself or others. If an Obligor fails to maintain such insurance, the Servicer shall obtain insurance and advance such premiums for such insurance on behalf of such Obligor, as required under the terms of the applicable Contract and this Agreement, each insurance policy naming the Servicer as an additional insured and loss payee, and issued by an insurer having a rating of "A" or better by A.M. Best (such insurance being referred to herein as "Force-Placed Insurance"). Such Force-Placed Insurance and any commissions or finance charges collected by the Servicer in connection therewith shall be, to the extent permitted by law, in an amount in accordance with customary servicing procedures, but in no event shall such Force-Placed Insurance be in an amount greater than the outstanding principal balance of the related Contract or, if such insurance also covers the interest of the related Obligor in the Financed Vehicle, no greater than the greater of the outstanding principal balance of the related Contract and the value of the Financed Vehicle, or such lesser amount permitted by applicable law and the Servicer shall disclose to the related Obligor all information with respect to such Force-Placed Insurance, commissions and finance charges as required by applicable law. The Servicer does not, under its customary servicing procedures, obtain Force-Placed Insurance when the principal balance of the related retail installment sale contract or installment loan falls below the level or levels periodically established in accordance with such customary servicing procedures. In accordance with such customary servicing procedures, the Servicer may periodically readjust such levels, suspend Force-Placed Insurance or arrange other methods of protection of the Financed Vehicles that it deems necessary or advisable, provided that the Servicer determines that such actions do not materially and adversely affect the interests of the Certificateholders or the Noteholders. Any portion of the principal balance of a Contract attributable to Post Cut-off Date Insurance Add-Ons will not be owned by the Trust, and amounts allocable thereto will not be available for distribution in respect of the Securities. Unless otherwise designated by the Obligor, the Servicer shall not allocate payments to Post Cut-off Date Insurance Add-Ons in respect of such Contracts if any amount of principal or interest is due but unpaid on such Contracts. The Servicer shall not deposit payments allocable to Post Cut-off Date Insurance Add-Ons in the Collection Account and shall instead promptly pay such amounts to an account of the Servicer maintained for that purpose. In the event that an Obligor under a Contract with respect to which the Servicer has advanced funds to obtain Force-Placed Insurance makes scheduled payments under the Contract, but fails to make scheduled payments of such Post Cut-off Date Insurance Add-Ons as due, and the Servicer has determined that eventual payment of such amount is unlikely, the Servicer may, but shall not be required to, take any action available to it, including determining that the related Contract is in default, taking remedial action and determining that the Contract is a Liquidated Contract; provided, however, that any Net
                                       --------  -------
Liquidation Proceeds with respect to such Contract shall be applied first to the accrued and unpaid interest at the Contract Rate, then to the principal amount outstanding, and the remainder, if any, to repayment of any Post Cut-off Date Insurance Add-Ons.

          (b) The Servicer may, in lieu of causing individual Insurance Policies to be maintained with respect to each Financed Vehicle pursuant to subsection
(a) of this Section 4.04
maintain one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Insurance Policies. To the extent that the Obligor's individual insurance policy does not cover theft of the Financed Vehicle (to the extent required under the Servicer's customary practices and procedures with respect to comparable new or used recreational vehicle installment sale contracts that it services for itself or others), the Servicer shall obtain Force-Placed Insurance, which may be obtained pursuant to one or more blanket insurance policies covering theft and other risks. The proceeds of any such blanket insurance policies relating to the Contracts shall be deposited in the Collection Account as collections on the Contracts in accordance with the provisions of Article V hereof.

          Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein. The Servicer shall not, however, be required to deposit any deductible amount with respect to (i) claims under individual physical damage insurance policies maintained pursuant to subsection (a) of this Section 4.04, or (ii) claims under any blanket insurance policy. If the insurer under such blanket insurance policy shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy. The Servicer shall provide each Rating Agency with notice of the occurrence of any event specified in the preceding sentence.

          (c) The Servicer, or any affiliate of the Servicer, may, to the extent permitted by law (i) enter into agreements with one or more insurers or other Persons pursuant to which the Servicer or such affiliate will earn commissions and fees in connection with any insurance policy purchased by an Obligor including, without limitation, any physical damage insurance policy (whether or not such physical damage insurance policy is force-placed pursuant to the provisions of any Contract), or any other insurance policy whatsoever, and (ii) in connection with the foregoing, to solicit, or permit and assist any insurer or any agent thereof to solicit (including, without limitation, providing such insurer or agent a list of Obligors including name, address or other information) any Obligor.

          Section 4.05  Maintenance of Security Interests in Financed Vehicles;
                        -------------------------------------------------------
Retitling.
- ---------

          (a) The Servicer, in accordance with its customary servicing procedures, shall, at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Financed Vehicle in favor of CITSF or CITCF-NY. The Servicer hereby agrees to take such steps as are necessary to re-perfect such security interest in the name of CITSF or CITCF-NY in the event of the relocation of a Financed Vehicle to a jurisdiction other than the jurisdiction in which steps had been taken to perfect the security interest in favor of CITSF or CITCF-NY. In the event that the assignment of the Contract to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, to grant to the Trust a perfected security interest in the related Financed Vehicle, CITSF or CITCF-NY hereby agrees to serve as the Trust's agent for the purpose of perfecting the security interest in such Financed Vehicle and that CITSF's or CITCF-NY's listing as the secured party on the certificate of title is in the capacity as agent of the Trust.

          (b) If, at any time, a Service Transfer has occurred and CITSF is no longer the Servicer, and the successor Servicer is unable to foreclose upon a Financed Vehicle because the title document for such Financed Vehicle does not show such successor Servicer or the Trust as the lienholder, CITSF shall, at its expense, take all necessary steps to apply for a replacement title document showing the successor Servicer or the Trust as the secured party.

          (c) In order to facilitate the successor Servicer's actions, as described in subsection 4.05(b) hereof, CITSF will provide the successor Servicer with any necessary power of attorney permitting it to retitle the Financed Vehicle. The Company hereby appoints the Trust (acting through the Owner Trustee or the Servicer) its attorney-in-fact to endorse, as appropriate, the certificate of title relating to any Financed Vehicle in order to cause a change in the registration of legal owner of the Financed Vehicle to the Trust at such time as such certificate of title is endorsed and delivered to the Department of Motor Vehicles of the State of California (or any other state department of motor vehicles) with appropriate fees. The Company will provide the Trust with any necessary power of attorney for such purpose.

          (d) If the successor Servicer is unable to retitle the Financed Vehicle, in the event that the successor Servicer seeks to foreclose on a Financed Vehicle then CITSF, at its expense, will take all actions necessary to act with the successor Servicer, to the extent permitted by law, to foreclose upon the Financed Vehicle, including, as appropriate, the filing of any UCC-1 or UCC-2 financing statements necessary to perfect the security interest in any Financed Vehicle.

          Section 4.06  Covenants of Servicer.  The Servicer shall not:
                        ---------------------

               (i) Security Interest to Remain in Force.  Release a Financed
                   ------------------------------------
     Vehicle securing a Contract from the security interest granted by the Contract in whole or in part except as contemplated herein or as required by the terms of such Contract or applicable law;

               (ii) No Impairment.  Impair the rights of the Trust in the
                    -------------
     Contracts or take any action inconsistent with the Trust's ownership of the Contracts, except as expressly provided herein;

               (iii)  Amendments.  Increase the number of payments under a
                      ----------
     Contract, nor increase the principal amount of such Contract which is used to finance the purchase price of the related Financed Vehicles, nor extend or forgive payments on a Contract or extend or modify the payment schedule or other terms of a Contract, except as provided in Section 4.02 hereof;

               (iv) Compliance with Insurance Policies.  Fail to comply with the
                    ----------------------------------
     provisions of any Insurance Policy, if the failure to comply would impair the protection or benefit to be afforded by such Insurance Policies; and

               (v)  Trust License.  Fail to obtain and maintain any license,
                    -------------
     permit or other approval required by any Federal or state law in order for the Trust to own any Contract or to exercise the rights under any Contract or the Basic Documents.

          Section 4.07  Purchase of Contracts Upon Breach.
                        ---------------------------------

          The Servicer or the Trustees, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach by the Servicer of its covenants under Section 4.02 hereof, Section 4.04 hereof, or
Section 4.06 hereof, which materially and adversely affects the Trust's interest in any Contract. The Trustees shall not be deemed to have discovered such a breach until such time as a Responsible Officer of each of the Trustees receives written notice of such breach. Except as otherwise specified in Section 4.02 hereof, unless the breach shall have been cured, the Servicer shall purchase such Contract, at its Purchase Price, not later than the first Deposit Date which is more than 60 days after the Servicer receives written notice from the Trustees, or not later than 60 days after the Servicer otherwise becomes aware of, a breach of any of its obligations under Section 4.02 hereof, under Section
4.04 hereof or any covenant of the Servicer in Section 4.06 hereof which materially and adversely affects the Trust's interest in such Contract. The Servicer shall effect such purchase by depositing on such Deposit Date, in accordance with Section 5.04 hereof, the Purchase Price of such Contract (less any Net Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Contract pursuant to Section 5.02 hereof) in the Collection Account. The effective date of such purchase shall be the last day of the Due Period preceding such Deposit Date. The sole remedy of the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders against the Servicer with respect to a breach pursuant to
Section 4.02 hereof, Section 4.04 hereof or Section 4.06 hereof shall be to require the Servicer to purchase Contracts pursuant to this Section 4.07.

          Section 4.08  Servicing Fee.
                        -------------

          The Servicing Fee for a Distribution Date shall be equal to the sum of
(i) one-twelfth of the product of the Servicing Fee Rate and the Pool Balance as of the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Initial Cut-off Date) and (ii) any Investment Earnings (net of investment expenses and losses) on amounts on deposit in the Collection Account, the Certificate Distribution Account and the Note Distribution Account.

          Section 4.09  Monthly Report.
                        --------------

          On or before each Determination Date, the Servicer shall furnish a report (the "Monthly Report"), which shall be in substantially the form of Exhibit G hereto (with such additional information as the Servicer shall elect to include therein), to the Owner Trustee, the Indenture Trustee, any Paying Agent (under the Indenture and the Trust Agreement) and (if CITSF is not the Servicer) CITSF. The determination by the Servicer of the amount of the distributions to be made pursuant to Section 5.05 hereof shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder, and the Trustees shall be protected in relying upon the same without any independent check or verification. The Servicer shall also specify in the Monthly Report each Contract which CITSF or the Servicer is required to repurchase as of the last day of the related Due Period and each Contract which the Servicer shall have determined to be a Liquidated Contract during such Due Period. The Trustees shall not be required to recompute, verify or recalculate information contained in the Servicer's Certificate.

          Each Monthly Report shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit F hereto, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

          In addition, the Servicer shall, on request of the Trustees, furnish the Trustees such reasonably pertinent underlying data on the Contracts as can be generated by the Servicer's existing data processing system without undue modification or expense.

          Section 4.10  Annual Statement as to Compliance.
                        ---------------------------------

          (a) The Servicer shall deliver to the Trustees within 90 days after the end of each calendar year commencing March 31, 1997, a certificate signed by a Responsible Officer of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding calendar year of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such preceding calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

          (b) The Servicer shall deliver to the Trustees, promptly after having obtained knowledge thereof, a certificate of a Responsible Officer of the Servicer specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Termination under subsection (a) or (b) of
Section 9.01 hereof. The Company shall deliver to the Trustees, promptly after having obtained knowledge thereof, a certificate of a Responsible Officer of the Servicer specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Termination under subsection (a) or (b) of
Section 9.01 hereof.

          Section 4.11  Annual Report of Accountants.  On or before March 31 of
                        ----------------------------
each year, commencing March 31, 1997, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement which opines on, at a minimum, the Servicer's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (in accordance with the 1995 revisions thereto). Such examination and report of independent public accountants will be prepared in accordance with the requirements set forth in the Uniform Single Attestation Program for Mortgage Bankers (in accordance with the 1995 revisions thereto). Copies of the annual statement of accountants shall also be provided to each Rating Agency and to the Trustees.

          Section 4.12  Duties of Owner Trustee.
                        -----------------------

          The Servicer shall monitor the performance of the Issuer and the Owner Trustee and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Indenture and the Trust Agreement. If the Seller shall fail to compensate the Owner Trustee pursuant Section 6.9 of the Trust Agreement, the Servicer shall pay to the Owner Trustee such compensation. The Servicer shall reimburse the Owner Trustee as provided in Section 6.9 of the Trust Agreement for its reasonable expenses thereunder. The Servicer agrees to take the actions required to be taken by it under Section 6.10 of the Trust Agreement.

          The Servicer shall prepare for execution by the Issuer or the Owner Trustee, or shall cause to be prepared by other appropriate persons, all documents, reports, filings, instruments, certificates and opinions as shall be required to be prepared, filed or delivered by the Issuer or the Owner Trustee pursuant to the Indenture or the Trust Agreement.

          In furtherance of the foregoing, the Servicer's duties shall include, without limitation, compliance with the requirements of Sections 5.4 and 5.5 of the Trust Agreement and Sections 2.2, 2.4, 2.7(d), 2.7(e), 2.9, 3.3, 3.4, 3.5,
3.6, 3.7(b), 3.7(d), 3.9, 3.10, 3.19, 4.1, 5.4, 6.8, 6.10, 7.1, 7.3, 8.2, 8.3,
8.4, 8.5, 9.1, 9.2, 9.3, 9.6, 10.2, 11.1(a), 11.1(b), 11.4, 11.6 and 11.15 of
the Indenture.

          Section 4.13  Reports to Securityholders and the Rating Agencies.
                        --------------------------------------------------

          (a) Concurrently with each distribution charged to the Certificate Distribution Account and the Note Distribution Account, the Owner Trustee and the Indenture Trustee, respectively, so long as each has received the Monthly Report from the Servicer, shall forward or cause to be forwarded by mail to each Securityholder, such Monthly Report. The Servicer shall furnish to each Securityholder of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law.

          (b) The Servicer shall forward to each Rating Agency each letter of the independent certified public accountants' described in Section 4.11 hereof, each Servicer's Certificate described in Section 4.09 hereof, each annual statement as to compliance described in Section 4.10 hereof and each statement to Securityholders described in Section 5.08 hereof.

          Section 4.14  Maintenance of Fidelity Bond and Errors and Omission
                        ----------------------------------------------------
Policy.
- ------

          The Servicer shall during the term of its service as Servicer maintain in force (a) at such time as the long-term debt of its parent is rated less than A by Standard & Poor's or less than A3 by Moody's, a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (b) a fidelity bond in respect of its officers, employees and agents. Such policy or policies and such fidelity bond shall have such deductibles and be in such form and amount as is generally customary among Persons which service a portfolio of recreational vehicle installment sale contracts having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

          Section 4.15  Satisfaction of Contract.
                        ------------------------

          Upon payment in full on any Contract, the Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Financed Vehicle related thereto. The Servicer shall determine when a Contract has been paid in full. To the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

          Section 4.16  Costs and Expenses.
                        ------------------

          Except as provided in Section 4.03 hereof, all costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Financed Vehicles securing such Contracts), shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder.

                                   ARTICLE V

           ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS
           ---------------------------------------------------------

          Section 5.01  Collection Account, Pre-Funding Account, Capitalized
                        ----------------------------------------------------
Interest Account and Reserve Account.
- ------------------------------------

          (a) (i) On or before the Closing Date, there shall be established and maintained in the name of the Indenture Trustee, for the benefit of the Noteholders and Certificateholders, an Eligible Account (which initially shall be maintained with the Indenture Trustee) known as the "CIT RV Trust 1996-B Collection Account" (the "Collection Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and Certificateholders and owned by the Trust.

               (ii) On or before the Closing Date, there shall be established and maintained in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (which initially shall be maintained with the Indenture Trustee) known as the "CIT RV Trust 1996-B Note Distribution Account" (the "Note Distribution Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and owned by the Trust.

               (iii) On or before the Closing Date, pursuant to the Trust Agreement, there shall be established and maintained in the name of the Owner Trustee, for the benefit of the Certificateholders, an Eligible Account (which initially shall be maintained with the Paying Agent of the Owner Trustee) known as the "CIT RV Trust 1996-B Certificate Distribution Account" (the "Certificate Distribution Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and owned by the Trust.

               (iv) On or before the Closing Date, there shall be established and maintained in the name of the Owner Trustee an Eligible Account (which initially shall be maintained with the Paying Agent of the Owner Trustee), known as the "CIT RV Trust 1996-B Reserve Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and owned by the Trust.

          (b) Pre Funding Account and Capitalized Interest Account.
              ----------------------------------------------------

               (i) On or before the Closing Date, there shall be established and maintained as an Eligible Account, the Pre-Funding Account and the Capitalized Interest Account, in the name of the Owner Trustee, on behalf of the Trust for the benefit of the Noteholders and Certificateholders (which initially shall be maintained with the Indenture Trustee) and the funds on deposit therein will be invested solely in Permitted Investments that mature not later than one Business Day prior to the next succeeding Distribution

     Date, until they are applied by the Owner Trustee. If, at any time during the Funding Period, the Pre-Funding Account or the Capitalized Interest Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall within five (5) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Rating Agency may consent) establish a new Pre-Funding Account or Capitalized Interest Account as an Eligible Account and any cash and/or any investments shall be transferred to such new Pre-Funding Account or Capitalized Interest Account and from the date such new Pre-Funding Account or Capitalized Interest Account is established, they shall be the "Pre-Funding Account" or "Capitalized Interest Account", as appropriate. The Pre-Funding Account shall be entitled the "CIT RV Trust 1996-B Pre-Funding Account". The Capitalized Interest Account shall be entitled the "CIT RV Trust 1996-B Capitalized Interest Account". Each of the Pre-Funding Account and the Capitalized Interest Account shall bear an additional designation clearly indicating that the funds on deposit therein are held for the benefit of, and owned by, the Trust. On the Closing Date, the Trust will deposit the Original Pre-Funded Amount into the Pre-Funding Account and deposit the Initial Capitalized Interest Deposit into the Capitalized Interest Account.

               (ii) On any Subsequent Transfer Date, the Servicer shall instruct the Owner Trustee to withdraw from the Pre-Funding Account an amount equal to 100% of the unpaid principal balance thereof as of the related Subsequent Cut-off Date of the Subsequent Contracts sold to the Trust on such Subsequent Transfer Date and pay such amount to or upon the order of Company with respect to such transfer. In no event shall the Servicer be permitted to instruct the Owner Trustee to release from the Pre-Funding Account with respect to Subsequent Contracts to be transferred to the Trust an amount, which, when added to the amounts previously released from the Pre-Funding Account to acquire Subsequent Contracts, would exceed the Original Pre-Funded Amount.

               (iii) On the Distribution Dates occurring in September, October and November of 1996, the Owner Trustee shall withdraw Pre-Funding Earnings from the Pre-Funding Account, to the extent available, and deposit such amount in the Collection Account for payment to the Holders of the Securities on such Distribution Dates, in an amount equal to the difference, if any, between (x) the sum of the amount of interest payable to the Noteholders on such Distribution Date and the amount of interest payable to the Certificateholders on such Distribution Date and (y) that portion of the Available Amount allocated to make such interest payments to Noteholders and Certificateholders, respectively, on such Distribution Dates. On such Distribution Dates, such funds, if any, shall be used first
                                                                           -----
     to pay to the Noteholders, to the extent available, the Pre-Funding Earnings so withdrawn such that the Noteholders will receive such amounts of interest due on such Distribution Date, and second, to pay to the
                                                    ------
     Certificateholders, to the extent available, the remaining Pre-Funding Earnings so withdrawn such that the Certificateholders will receive such amounts of interest due on such Distribution Date.

               (iv) On the Distribution Dates occurring in September, October and November of 1996, the Owner Trustee shall withdraw monies on deposit in the Capitalized Interest Account, to the extent available, and deposit such amount in the Collection Account for payment to the Holders of the Securities on such Distribution Date, in an amount equal to the excess, if any, of (x) the product of (1) one-twelfth of the current weighted average of the Interest Rates and the Pass-Through Rate and (2) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period) over (y) the amount of any Pre-Funding Earnings in the Pre-Funding Account that are available to pay interest on the Securities on each such Distribution Date pursuant to clause (iii) above. On such Distribution Dates, such funds, if any, shall be used first
                                                                           -----
     to pay to the Noteholders, to the extent available, the amount so withdrawn such that the Noteholders will receive such amounts of interest due on such Distribution Date, and second, to pay to the Certificateholders, to the
                            ------
     extent available, the amount so withdrawn such that the Certificateholders will receive such amounts of interest due on such Distribution Date.

               (v) On the Distribution Dates occurring in September, October and November 1996, the Owner Trustee shall withdraw the difference between the amount on deposit in the Capitalized Interest Account on such Distribution Date (after giving effect to all withdrawals therefrom pursuant to subsection (iv) above) and the Required Capitalized Interest Amount for such Distribution Date, and distribute the amount of such difference to the holder of the GP Interest.

               (vi) On the last day of the Funding Period (or, if such day is not a Business Day, on the next succeeding Business Day) (but in no event later than the November 1996 Distribution Date) the Servicer shall instruct the Owner Trustee to withdraw from the Pre-Funding Account, and the Owner Trustee shall so withdraw, the difference, if any, between (A) the sum of the Original Pre-Funded Amount, and (B) all amounts theretofore withdrawn from the Pre-Funding Account with respect to the purchase and transfer to the Trust of Subsequent Contracts, and the Owner Trustee shall (x) if such amount is less than or equal to $100,000, deposit such amount into the Note Distribution Account or (y) if such amount is greater than $100,000 (i) deposit the Note Pre-Funded Percentage of such amounts into the Note Distribution Account and (ii) deposit the Certificate Pre-Funded Percentage of such amounts into the Certificate Distribution Account. In the case of
     (y) above, such amounts will be used to prepay the principal amount of each class of the Notes pro rata and Certificates in accordance with the Note Pre-Funded Percentage and the Certificate Pre-Funded Percentage, respectively, and in the case of (x) above, such amounts will be used to prepay the principal amount of the outstanding Class A-1 Notes, in either case on the Distribution Date immediately following the Funding Period or if the end of the Funding Period is on a Distribution Date, then on such date.

               (vii) Any Pre-Funding Earnings on deposit in the Pre-Funding Account and all amounts remaining on deposit in the Capitalized Interest Account on the last day of the Funding Period which were not distributed to the Securityholders or the holder of the GP Interest pursuant to this Section 5.01(b) shall be deposited by the Owner Trustee in the Collection Account on such date and shall constitute part of the Available Amount on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.

          (c) The amounts on deposit in the accounts described in Sections 5.01(a) and (b) above shall, in the name of the Trust be invested solely in Eligible Investments (which, in the case of the Reserve Account, may include obligations of CIT so long as such obligations qualify as Eligible Investments), except for the Pre-Funding Account which shall be invested solely in Permitted Investments, that mature not later than one Business Day prior to the next succeeding Distribution Date, in accordance with instructions provided to the Trustees by the Servicer in writing. Notwithstanding the foregoing, amounts deposited in the Collection Account from funds on deposit in the Pre-Funding Account pursuant to Section 5.01(b) hereof may not be invested at all. All Investment Earnings from the investment of funds in the accounts described in Sections 5.01(a) and (b) hereof shall be deposited in the accounts in which such Investment Earnings were earned. All Investment Earnings realized from any such investment of funds in the Collection Account, Certificate Distribution Account and Note Distribution Account (to the extent investment of such funds is permitted hereunder) shall be for the benefit of the Servicer and may be withdrawn by the Servicer on each Distribution Date pursuant to subsection 5.05(b)(ii) hereof. All Investment Earnings realized from any such investment of funds in the Pre-Funding Account and the Capitalized Interest Account shall be distributed as provided in Section 5.01(b) hereof. All Investment Earnings realized from any such investment of funds in the Reserve Account shall remain in such account and be a part of the Available Reserve Amount. An amount equal to any net loss on investments in any Designated Account shall be deposited in the Collection Account by the Servicer out of its own funds, without right to reimbursement, immediately as realized. "Eligible Investments" are any of the following:

               (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation (if then rated Aaa by Moody's), the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are non-callable;

               (ii) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustees or any Affiliate of the Trustees, acting in their commercial capacity) incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch or agency of a foreign bank) and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company have been rated at least P-1 or higher from Moody's and A-1+ from Standard & Poor's (or, with respect to the investment of any amounts on deposit in the Reserve Account or the Certificate Distribution Account, such Standard & Poor's rating shall be at least A-1); or any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation and which is rated at least P-1 by Moody's;

               (iii) repurchase obligations with respect to any security described in either clause (i) or (ii) above and entered into with any institution whose commercial paper is at least rated P-1 from Moody's and at least A-1+ by Standard & Poor's (or, with respect to the investment of any amounts on deposit in the Reserve Account or the Certificate Distribution Account, such Standard & Poor's rating shall be at least A-1);

               (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least A2 or P-1 from Moody's and at least AAA from Standard & Poor's at the time of such investment (or, with respect to the investment of any amounts on deposit in the Reserve Account or the Certificate Distribution Account, such Standard & Poor's rating shall be at least A);

               (v) commercial paper having a rating of at least P-1 from Moody's and at least A-1+ from Standard & Poor's (or, with respect to the investment of any amounts on deposit in the Reserve Account or the Certificate Distribution Account, such Standard & Poor's rating shall be at least A-1) at the time of such investment; and

               (vi) money market funds which are rated Aaa by Moody's and at least AAAm or AAAm-G by Standard & Poor's, including funds which meet such rating requirements for which the Trustees or an affiliate of the Trustees serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) such Trustee or an affiliate of such Trustee charges and collects fees and expenses from such funds for services rendered, (ii) such Trustee charges and collects fees and expenses for services rendered pursuant to this instrument, and
     (iii) services performed for such funds and pursuant to this instrument may converge at any time. (The Seller and the Servicer specifically authorize such Trustee or an affiliate of such Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses such Trustee may charge and collect for services rendered pursuant to this instrument).

          The Trustees may trade with themselves, each other, or with an Affiliate on an arm's length basis in the purchase or sale of such Eligible Investments. The Trustees shall not be liable for the selection of or for any investment losses made at the written direction of the Servicer on any Eligible Investments.

          Section 5.02  Collections; Applications.
                        -------------------------

          (a) Deposits to Collection Account.   Subject to subsections 5.02(b)
              ------------------------------
and (c) hereof, the Servicer shall deposit in the Collection Account, no later than two Business Days after the Closing Date, any amounts representing payments received on the Contracts on or after the Initial Cut-off Date through and including the Closing Date. Subject to subsections 5.02(b) and (c), the Servicer shall deposit in the Collection Account, no later than two Business Days after each Subsequent Transfer Date, any amounts representing payments received on the related Subsequent Contracts on or after such Subsequent Cut-off Date. Subject to subsections 5.02(b) and (c) hereof, the Servicer shall deposit in the Collection Account as promptly as practicable (not later than the second Business Day) following the receipt thereof by the Servicer, all amounts received in respect of the Contracts, including all loan payments from Obligors, Net Liquidation Proceeds and Insurance Proceeds.

          (b) Monthly Deposits to Collection Account.  Notwithstanding anything
              --------------------------------------
in this Agreement to the contrary, for so long as, and only so long as,

               (i) the Servicer or the direct or indirect parent of the Servicer shall have and maintain a short-term debt rating of at least A-1 by Standard & Poor's and either a short-term debt rating of P-1 or a long-term debt rating of at least A2 by Moody's, or

               (ii) the Servicer obtains a letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") under which demands for payment may be made to secure timely remittance of monthly collections to the Collection Account and the Trustees are provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule and any amendment required to be made to this Agreement in connection therewith will not result in a qualification, reduction or withdrawal of its then-current rating of the Notes or Certificates, the Servicer may make the deposits to the Collection Account specified in subsection 5.02(a) hereof on a monthly basis, but not later than the Deposit Date following the last day of the Due Period within which such payments were processed by the Servicer, in an amount equal to the net amount of such deposits and payments which would have been made to the Collection Account during such Due Period but for the provisions of this subsection 5.02(b). In the event that the Servicer is permitted to make remittances of collections to the Collection Account pursuant to Section 5.02(b)(ii) hereof, this Agreement may be modified, to the extent necessary, without the consent of any Securityholder. The Servicer shall notify the Trustees if the Servicer no longer complies with the requirements set forth in clause (i) or (ii) above.

          (c) Amounts Not Required to be Deposited.  The Servicer shall not be
              ------------------------------------
required to deposit in the Collection Account amounts relating to the Contracts attributable to the following:

               (i) amounts received with respect to each Contract (or property acquired in respect thereof) which has been purchased by CITSF or the Servicer pursuant to this Agreement,

               (ii) net investment earnings on funds deposited in the Collection Account, the Certificate Distribution Account and the Note Distribution Account,

               (iii) amounts received in respect of Post Cut-off Date Insurance Add-ons,

               (iv) any repossession profits on Liquidated Contracts,

               (v) amounts received as liquidation proceeds, to the extent the Servicer is entitled to reimbursement of Liquidation Expenses relating thereto pursuant to Section 4.03 hereof, and

               (vi) amounts to be reimbursed to the Servicer in respect of Nonrecoverable Advances.

          (d) Permitted Withdrawals from the Collection Account.  The Indenture
              -------------------------------------------------
Trustee will, from time to time as provided herein, make withdrawals from the Collection Account of amounts deposited in said account pursuant to this Agreement that are attributable to the Contracts for the following purposes:

               (i) to make payments and distributions in the amounts and in the manner provided for in Section 5.05 hereof;

               (ii) to pay to CITSF or the Servicer with respect to each Contract or property acquired in respect thereof that has been purchased pursuant to Section 3.02, 4.02, 4.07 or 11.01 hereof, all amounts received thereon and not required to be distributed to Noteholders and Certificateholders;

               (iii) to pay to the Buyer with respect to each Contract or property acquired in respect thereof that has been purchased pursuant to
     Section 11.02 hereof, all amounts received thereon and not required to be distributed to Noteholders and Certificateholders;

               (iv) to withdraw any amount deposited in the Collection Account that was not required to be deposited therein; and

               (v) to reimburse the Servicer out of liquidation proceeds for Liquidation Expenses incurred by it, to the extent such expenses have not otherwise been reimbursed.

Since, in connection with withdrawals pursuant to clauses (ii), (iii) and (v) of this subsection 5.02(d), CITSF's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses. The Servicer shall keep and maintain an accounting for the purpose of justifying any withdrawal from the Collection Account pursuant to clause (iv) of this subsection 5.02(d).

          Section 5.03  Monthly Advances.  With respect to each Contract as to
                        ----------------
which there has been an Interest Shortfall during the related Due Period (other than an Interest Shortfall arising from either (i) a Principal Prepayment in Full of a Contract or (ii) a Contract which has been subject to a Relief Act Reduction during such Due Period), the Servicer shall make a Monthly Advance in the amount of such Interest Shortfall, but only to the extent the Servicer, in its good faith judgment, expects to recover such Monthly Advance from subsequent collections with respect to interest payments on such Contract made by or on behalf of the Obligors or from Net Liquidation Proceeds or Insurance Proceeds with respect to the related Contract. The Servicer shall not be obligated to make any advance to the Trust in respect of the principal component of scheduled payments on any Contract which is not paid during the Due Period in which it is due.

          The Servicer shall deposit any such Monthly Advance into the Collection Account in next-day funds or immediately available funds no later than 12:00 noon, New York time, on the related Deposit Date. The Servicer shall be reimbursed for any such Monthly Advance from subsequent collections in respect of interest on such Contract made by or on behalf of the Obligor, or from Net Liquidation Proceeds or Insurance Proceeds with respect to such Contract. If an unreimbursed Monthly Advance shall become a Nonrecoverable Advance, the Servicer shall be reimbursed from collections on all the Contracts in the Trust in the order of priority set forth in Section 5.05 hereof.

          Section 5.04  Additional Deposits.  CITSF, the Servicer or the Buyer,
                        -------------------
as the case may be, shall deposit into the Collection Account the aggregate Purchase Price pursuant to Sections 3.02, 4.02, 4.07, 11.01 and 11.02 hereof, as applicable. All remittances shall be made to the Collection Account, in next-day funds or immediately available funds, no later than 12:00 noon, New York time, on the related Deposit Date.

          Section 5.05  Distributions.
                        -------------

          (a) On or before the Determination Date preceding a Distribution Date, the Servicer shall make a determination and inform the Indenture Trustee and the Owner Trustee (and the Paying Agent, if any, appointed pursuant to the Trust Agreement or the Indenture) of the following amounts with respect to the preceding Due Period: (i) the aggregate amount of collections on the Contracts;
(ii) the aggregate amount of Monthly Advances to be remitted by the Servicer;
(iii) the aggregate Purchase Price of Contracts to be purchased by CITSF or the Servicer; (iv) the aggregate amount to be distributed as principal and interest on the Notes on the related Distribution Date; (v) the aggregate amount to be distributed as principal and interest on the Certificates on the related Distribution Date; (vi) the Servicer Payment; (vii) the amounts required to be withdrawn from the Reserve Account for such Distribution Date in accordance with Sections 5.05(b) and 5.06 hereof; (viii) any amounts to be deposited into the Reserve Account pursuant to Section 5.05(b)(ix) and 5.06 hereof and (ix) the aggregate amount of unreimbursed Monthly Advances to be reimbursed to the Servicer.

          (b) On each Distribution Date the Indenture Trustee, based on the instruction provided by the Servicer in subsection (a) above, shall withdraw the Available Amount from the Collection Account and the Indenture Trustee or the Paying Agent on behalf of the Indenture Trustee shall make the following payments (to the extent sufficient funds are available therefor) in the following order and priority:

               (i) the Servicer Payment (to the extent not previously retained by the Servicer) shall be paid to the Servicer;

               (ii) the Note Interest Distribution Amount, including any overdue
     Note Interest Distribution Amount, shall be deposited into the Note Distribution Account, for pro rata payment to the Noteholders;

               (iii) on and prior to the Cross-over Date, the Principal Distribution Amount, including any overdue Principal Distribution Amount, shall be deposited into the Note Distribution Account, for payment to the Noteholders in the following order of priority (i) to the principal balance of the Class A-1 Notes until the principal balance of the Class A-1 Notes is reduced to zero; (ii) to the principal balance of the Class A-2 Notes until the principal balance of the Class A-2 Notes is reduced to zero; and
     (iii) to the principal balance of the Class A-3 Notes until the principal balance of the Class A-3 Notes is reduced to zero;

               (iv) the Certificate Interest Distribution Amount, including any overdue Certificate Interest Distribution Amount, shall be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

               (v) prior to the Cross-over Date, the Principal Liquidation Loss Amount, if any, shall be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

               (vi) on and after the Cross-over Date, the Principal Distribution Amount (to the extent not paid to Noteholders on the Cross-over Date) shall be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

               (vii) the Aggregate Allocated Loss Amount shall be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

               (viii) if CITSF or one of its affiliates is the Servicer, the Servicing Fee (including any unpaid Servicing Fees for past Distribution Dates) shall (to the extent not previously paid to the Servicer) be paid to the Servicer;

               (ix) the amount by which the Specified Reserve Amount for the next Distribution Date exceeds the amount on deposit in the Reserve Account shall be deposited into the Reserve Account; and

               (x) the balance, if any, remaining after the payments in clauses
     (i) through (ix) above shall be distributed to the holder of the GP
     Interest.

          (c) On each Distribution Date, the Indenture Trustee and the Owner Trustee shall distribute all amounts in the Note Distribution Account and the Certificate Distribution Account, respectively, to the Noteholders and the Certificateholders, respectively, as provided in the Indenture and Trust Agreement respectively.

          (d) The Holder of the GP Interest may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to receive the distributions to be made pursuant to clause (b)(x) above and/or distributions to be made to it from the Reserve Account, provided that (i) the Rating Agency Condition is satisfied, (ii) the Holder of the GP Interest provides to the Trustees an Opinion of Counsel that such action will not cause the related Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and (iii) such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions agreed to be taken by the Holder of the GP Interest in the Basic Documents.

          Section 5.06  Reserve Account. (a)  On each Distribution Date, the
                        ---------------
Owner Trustee shall deposit or cause to be deposited into the Reserve Account by wire transfer of immediately available funds any amount it receives pursuant to
Section 5.05(b)(ix) of this Agreement, which amount shall be designated as being for deposit in the Reserve Account. The Owner Trustee shall have the sole right to make withdrawals from the Reserve Account. Amounts withdrawn from the Reserve Account and paid to the Certificateholders, or the holder of the GP Interest, as provided herein, shall not be required to be reimbursed to the Reserve Account by the Trustees, the Securityholders, any Paying Agent or any transferee thereof.

          (b) In the event that the sum of the Certificate Interest Distribution Amount (including any overdue Certificate Interest Distribution Amount), Principal Liquidation Loss Amount and Principal Distribution Amount to be distributed to the Certificateholders for any Distribution Date exceeds the amount deposited in the Certificate Distribution Account pursuant to Sections 5.05(b)(iv), 5.05(b)(v) and 5.05(b)(vi) hereof, respectively, on such Distribution Date, the Servicer shall instruct the Owner Trustee in writing to withdraw or cause to be withdrawn from the Reserve Account on or before the related Deposit Date the lesser of the amount of such excess and the Available Reserve Amount (the "Draw Amount"). The Owner Trustee shall deposit such amount, or cause such amount to be deposited, into the Certificate Distribution Account no later than 12:00 noon, New York City time, on such Deposit Date.

          (c) On or before the Deposit Date immediately preceding the Certificate Final Distribution Date, the Servicer shall instruct the Owner Trustee to withdraw or cause to be withdrawn from the Reserve Account an amount (the "Final Draw Amount") equal to the lesser of (i) the Certificate Balance and the Aggregate Allocated Loss Amount on the Certificate Final Distribution Date, after giving effect to distributions of the Principal Distribution Amount and the Aggregate Allocated Loss Amount to Certificateholders on the Certificate Final Distribution

Date pursuant to Section 5.05(b)(vi) and (vii) hereof and (ii) the amount on deposit in the Reserve Account, after giving effect to any withdrawal from the Reserve Account pursuant to clause (b) of this Section 5.06. The Owner Trustee shall deposit such amount, or cause such amount to be deposited, into the Certificate Distribution Account no later than 12:00 noon, New York City time, on such Deposit Date.

          (d) On each Distribution Date, the Owner Trustee shall pay to the holder of the GP Interest any amounts which remain on deposit in the Reserve Account after making the payments contemplated by the foregoing subparagraphs
(b) and (c), and which are in excess of the Specified Reserve Amount (as determined by the Servicer) for the following Distribution Date. On the Certificate Final Distribution Date, the Owner Trustee shall pay to the holder of the GP Interest any amounts remaining on deposit in the Reserve Account after paying the Final Draw Amount to the Certificateholders as contemplated by subparagraph (c) above.

          (e) If at any time the Reserve Account ceases to be maintained as an Eligible Account as required by Section 5.01(a) hereof, the Owner Trustee shall within 10 Business Days (or such longer period not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account meeting the conditions specified in Section 5.01(a) hereof and shall transfer any and all cash and investments in the Reserve Account to such new Reserve Account.

          Section 5.07  Net Deposits.  As an administrative convenience, the
                        ------------
Servicer shall be permitted to make deposits of collections, Monthly Advances and the aggregate Purchase Price of Contracts for, or with respect to, a Due Period net of distributions to be made to the Servicer with respect to such Due Period (including, without limitation, the Servicing Fee, reimbursement of Nonrecoverable Advances and amounts to be deducted in the definition of "Available Amount"). The Servicer, however, shall account to the Trustees and the Securityholders as if all such deposits and distributions were made on an aggregate basis for each type of payment or deposit.

          Section 5.08  Statements to Securityholders.  On each Distribution
                        -----------------------------
Date, the Servicer shall prepare and provide to the Trustees, to be delivered on the Distribution Date to each Securityholder, the Monthly Report which shall be in substantially the form of Exhibit G hereto, setting forth for the related Due Period the following information (with such additional information as the Servicer shall elect to include therein):

               (i) the amount of collections on the Contracts during the immediately preceding Due Period;

               (ii) the Available Amount for payment of all amounts distributable in respect of the Securities and the Servicer Payment;

               (iii) the amount of the distribution allocable to principal of each class of the Notes and to the Certificate Balance of the Certificates, including any overdue principal;

               (iv) the amount of the distribution allocable to interest on or with respect to each class of Securities, including any overdue interest;

               (v) the Pool Balance, the Note Pool Factors and the Certificate Pool Factor as of the end of the related Due Period;

               (vi) the Servicer Payment for such Distribution Date;

               (vii) the amount of Monthly Advances, if any, such date;

               (viii) the amount, if any, withdrawn from the Reserve Account and distributed to the Certificateholders with respect to such Distribution Date;

               (ix) the Available Reserve Amount, after giving effect to any deposit to or withdrawal from the Reserve Account with respect to such Distribution Date, and such amount expressed as a percentage of the Pool Balance;

               (x) the aggregate principal balance of all Contracts which were delinquent 30, 60, 90 and 180 days or more as of the last day of the related Due Period;

               (xi) the amount of investment earnings, net of losses and investment expenses, on amounts on deposit in the Collection Account;

               (xii) during the Funding Period, the amount of funds on deposit in the Pre-Funding Account;

               (xiii) during the Funding Period, the number and aggregate principal balance of Subsequent Contracts;

               (xiv) during the Funding Period, the number and aggregate principal balance of Subsequent Contracts purchased by the Trust on the related Distribution Date;

               (xv) during the Funding Period, the amount, if any, withdrawn from the Capitalized Interest Account to make payments of interest on the Securities;

               (xvi) during the Funding Period, the amount remaining on deposit in the Capitalized Interest Account;

               (xvii) during the Funding Period, the amount of investment earnings, net of losses and investment expenses, on amounts on deposit in the Pre-Funding Account;

               (xviii) during the Funding Period, the amount of investment earnings, net of losses and investment expenses, on amounts on deposit in the Capitalized Interest Account;

               (xix) on the Distribution Date immediately following the end of the Funding Period (or if the Funding Period ends on a Distribution Date on such Distribution Date), the aggregate principal amount and percentage of each of the class of Notes and Certificates which are being redeemed;

               (xx) the aggregate principal balance of all Contracts which became Liquidated Contracts during the related Due Period;

               (xxi) the number and aggregate principal amount of Contracts which were prepaid, in part or in whole, during the related Due Period;

               (xxii) the aggregate outstanding principal balance of each class of the Notes as of such Distribution Date after giving effect to any distributions on such Distribution Date;

               (xxiii) the Certificate Balance as of such Distribution Date after giving effect to any distributions thereon and reductions thereto on such Distribution Date;

               (xxiv) the amount, if any, by which the amount due to be distributed to each class of Noteholders and Certificateholders exceeds the actual amount distributed on the related Distribution Date to each class of the Noteholders and Certificateholders, respectively;

               (xxv) the Draw Amount, if any, and the Final Draw Amount (if applicable) with respect to such Distribution Date;

               (xxvi)  the Specified Reserve Amount; and

               (xxvii) the amount of the surplus to be distributed to the holder of the GP Interest after all payments have been made in respect of the Securities and the Servicer Payment has been paid.

          Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law (where applicable law specifies such date), the Servicer shall furnish or cause to be furnished to each Person who at any time during such calendar year was a Securityholder, and received any payment thereon, a statement containing the relevant amounts described above for such calendar year. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided to the Securityholders pursuant to any requirements of the Code as from time to time in force.

                                   ARTICLE VI

                                   [RESERVED]
                                   ----------

                                  ARTICLE VII

                                  THE COMPANY
                                  -----------

          Section 7.01  Representations of Company.
                        --------------------------

          The Company hereby makes the following representations as to itself on which the Owner Trustee and the Indenture Trustee on behalf of the Trust shall rely in accepting the Contracts in trust and authenticating the Certificates and the Notes, respectively. The representations are made as of the execution and delivery of this Agreement, and shall survive the sale of the Contracts to the Trust.

               (i) Organization and Good Standing.  The Company is a corporation
                   ------------------------------
     duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company or on the Certificates or the transactions contemplated by this Agreement.

               (ii) Authorization; Binding Obligations.  The Company has the
                    ----------------------------------
     power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

               (iii)  No Consent Required.  The Company is not required to
                      -------------------
     obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Company or on the Certificates or the transactions contemplated by this Agreement.

               (iv) No Violations.  The execution, delivery and performance of
                    -------------
     this Agreement by the Company will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound.

               (v) Litigation.  No litigation or administrative proceeding of or
                   ----------
     before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

          Section 7.02  Merger or Consolidation of Company.
                        ----------------------------------

          Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Company shall promptly notify each Rating Agency of any such merger to which it is a party and such merger shall satisfy the Rating Agency Condition.

          Section 7.03  Limitation on Liability of the Company and Others.
                        -------------------------------------------------

          (a) Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; notwithstanding anything herein to the contrary, no party to this Agreement shall have any recourse against the Company for any actions taken, or failed to be taken, by the Company.

          (b) The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          (c) The Company shall not be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement.

          Section 7.04  The Company May Own Securities.
                        ------------------------------

          The Company and any Person controlling, controlled by, or under common control with the Company may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Company or an Affiliate thereof, except as otherwise provided in the definition of "Noteholder" or "Certificateholder", respectively. Notes and Certificates so owned by or pledged to the Company or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes and Certificates.

          Section 7.05  Indebtedness of and Sale of Assets by the Company.
                        -------------------------------------------------

          (a) The Company will not incur any material indebtedness (other than indebtedness which is contemporaneously repaid upon the issuance of securities by the Company or by selling any assets in connection therewith to the extent permitted by its Certificate of Incorporation) nor will it sell all or substantially all of its assets, if either such action would result in the downgrading by Moody's of any outstanding securities of the Company or any trust or other entity of which the Company is the settlor or depositor, which securities are then rated by Moody's; provided, however, nothing contained in
                                      --------  -------
this Agreement shall prohibit the Company from issuing any securities or acting as the settlor or depositor of any trust or other entity (or selling any assets in connection therewith) to the extent permitted by its Certificate of Incorporation.

          (b) Prior to the issuance of any securities by the Company, the Company shall give at least five days' prior written notice to Moody's with a copy of the Prospectus or Preliminary Prospectus Supplement and, on the issuance date, a copy of the agreements pertaining to such securities of the type in the definition of Basic Documents.

                                  ARTICLE VIII

                 THE SERVICER; REPRESENTATIONS AND INDEMNITIES
                 ---------------------------------------------

          Section 8.01  Representations of CITSF.
                        ------------------------

          CITSF hereby makes the following representations on which the Owner Trustee and the Indenture Trustee on behalf of the Trust shall rely in accepting the Contracts in trust and authenticating the Certificates and the Notes, respectively. The representations are made as of the execution and delivery of this Agreement, and shall survive the sale of the Contracts to the Trust.

               (i) Organization and Good Standing.  CITSF is a corporation duly
                   ------------------------------
     organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged.
     CITSF is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of CITSF or on the Certificates or the transactions contemplated by the Agreement.

               (ii) Authorization; Binding Obligations.  CITSF has the power and
                    ----------------------------------
     authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of CITSF enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

               (iii)  No Consent Required.  CITSF is not required to obtain the
                      -------------------
     consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of CITSF or on the Certificates or the transactions contemplated by the Agreement.

               (iv) No Violations.  The execution, delivery and performance of
                    -------------
     this Agreement by CITSF will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of CITSF, or constitute a material breach of any mortgage, indenture, contract or other agreement to which CITSF is a party or by which CITSF may be bound.

               (v) Litigation.  No litigation or administrative proceeding of or
                   ----------
     before any court, tribunal or governmental body is currently pending, or to the knowledge of CITSF threatened, against CITSF or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of CITSF have a material adverse effect on the transactions contemplated by this Agreement.

          Section 8.02  Liability of Servicer, Indemnities.
                        ----------------------------------

          The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under the Basic Documents and shall have no other obligations or liabilities hereunder.

               (i) The Servicer shall defend, indemnify, and hold harmless the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising (x) out of or resulting from the negligent use or operation by the Servicer of a Financed Vehicle, to the extent such loss is not reimbursed pursuant to any Insurance Policy, the Servicer's Errors and Omission Policy or any fidelity bond or (y) from any failure by the Servicer to comply with the provisions of this Agreement relating to Forced Placed Insurance (including any violation by the Servicer of any applicable law in connection with the force placement of insurance or the receipt of any commissions related thereto) which materially and adversely affects the Trust's interest in any Contract.

               (ii) Subject to Section 8.04(a) hereof, the Servicer will defend and indemnify the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any negligent action taken, or negligently failed to be taken, by the Servicer with respect to any Financed Vehicle, to the extent such loss is not reimbursed pursuant to any Insurance Policy, the Servicer's Errors and Omission Policy or any fidelity bond.

               (iii) The Servicer agrees to pay, and shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders from and against, any taxes that may at any time be asserted with respect to the transfer of the Contracts to the Trust, including, without limitation, any sales, gross receipts, personal or real property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Notes and Certificates or distributions with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

               (iv) The Servicer shall indemnify, defend, and hold harmless the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Persons, through the willful misfeasance, negligence, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

               (v) The Servicer shall indemnify, defend, and hold harmless from and against, and pay to the Trustees all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained in accordance with the terms and conditions herein and in the Indenture and the Trust Agreement, as the case may be, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, gross negligence or bad faith of such Trustee; (b) relates to any tax other than the taxes with respect to which the Company shall be required to indemnify such Trustee pursuant to this Agreement; (c) shall arise from such Trustee's breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as applicable; (d) shall be one as to which the Company is required to indemnify such Trustee or (e) shall arise out of or be incurred in connection with the acceptance or performance by such Trustee of the duties of successor Servicer hereunder.

          Indemnification under this Section 8.02 shall include reasonable fees and expenses of counsel in any litigation appointed by the Servicer and reasonably satisfactory to the indemnitee, provided that the Servicer shall only be required to pay the fees and expenses of one counsel in any single litigation (or related proceedings) for all indemnitees; provided, however, if in the
                                              --------  -------
written opinion of counsel reasonably satisfactory to the Servicer, the interests of an indemnitee and the Servicer conflict such that the Servicer and such indemnitee may not both be represented by such counsel, upon ten days prior written notice to the Servicer, such indemnitee may hire one other counsel and the indemnification under this Section 8.02 shall also include the reasonable fees and expenses of such other counsel. If the Servicer shall have made any indemnity payments pursuant to this Section 8.02 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer without interest. The indemnities under this
Section 8.02 shall survive the resignation or removal of an indemnitee, or the termination of the Trust Agreement and this Agreement.

          Section 8.03  Merger or Consolidation of Servicer.
                        -----------------------------------

          Any person into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer (which Person assumes the obligations of the Servicer), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided,
                                                                 --------
however, that the successor or surviving Person to the Servicer shall satisfy
- -------
the criteria set forth in the definition of an Eligible Servicer. The Servicer shall promptly notify each Rating Agency of any such merger to which it is a party.

          Section 8.04  Limitation on Liability of Servicer and Others.
                        ----------------------------------------------

          (a) Neither the Servicer, nor any of the shareholders, Affiliates, directors, officers, employees or agents of the Servicer shall be under any liability to the Trust or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision
                                      --------  -------
shall not protect the Servicer, the Company or any such Person against any liability which otherwise would be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason or reckless disregard of obligations and duties hereunder.

          (b) The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          (c) Except as arises from its duties as Servicer hereunder, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer
                                         --------  -------
and the Company may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable from the Collection Account and the Servicer and the Company shall be entitled to be reimbursed therefor out of the Collection Account.

          Section 8.05  Servicer Not To Resign.  The Servicer shall not resign
                        ----------------------
from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law, compliance with which could not be realized without material adverse impact on the Servicer's financial condition. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Trustees and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02 hereof.

          Section 8.06  Assignment of Servicing.
                        -----------------------

          The Servicer may sell, transfer, assign or convey its rights as Servicer to any Eligible Servicer, upon written notice to the Trustees and the Rating Agencies, without the consent of the Securityholders or the Trustees, provided that the Rating Agency Condition is satisfied.

                                   ARTICLE IX

                             EVENTS OF TERMINATION
                             ---------------------

          Section 9.01  Events of Termination.
                        ---------------------

          "Event of Termination" means the occurrence of any of the following:
           --------------------

          (a) Any failure by the Servicer to make any deposit into an account required to be made hereunder which failure continues unremedied for a period of five Business Days after the Servicer has become aware that such deposit was required;

          (b) Any failure by the Servicer duly to observe or perform in any material respect any covenant or agreement in this Agreement (other than pursuant to Section 9.01(a)) hereof, which materially and adversely affects the rights of the Securityholders and which continues unremedied for 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, the Owner Trustee or the Company or to the Servicer, the Company and the Trustees by Holders of Notes or Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Notes, or the outstanding Certificate Balance, respectively; provided however, that if any such failure to observe or
                       -------- -------
perform a term, covenant or agreement relates solely to one or more Contracts that have become Repurchased Contracts in accordance with Sections 3.02 and 4.07, then such failure to observe or perform shall not give rise to an Event of Termination hereunder;

          (c) Any assignment or delegation by the Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment or delegation;

          (d) A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

          (e) The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

          (f) Any disqualification of the Servicer as an Eligible Servicer.

          If an Event of Termination has occurred and is continuing, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) may, and at the written direction of Holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes (or, if no Notes are outstanding, by the Holders of Certificates evidencing not less than a majority of the Certificate Balance) shall, unless prohibited by applicable law, terminate all (but not less than all) of the rights and obligations of the Servicer with respect to the Trust hereunder and in and to the Contracts, and the proceeds thereof (such termination being herein called a "Service Transfer"), whereupon (subject to applicable law) all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 9.01 (however, if no Notes are outstanding, such authority shall pass to and be vested in the Owner Trustee pursuant to and under this Section 9.01); and, without limitation, such Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make such Trustee or a successor Servicer the sole lienholder or legal title holder of record of each Financed Vehicle), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of CITSF and the Servicer agrees to cooperate with such Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to such Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the execution of any documents required to make such Trustee or a successor Servicer the sole lienholder or legal title holder of record in respect of each Financed Vehicle. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under this Agreement (including amounts payable to it with respect to the period ending on the date of the Service Transfer), at the time of the termination of its activities as Servicer, to the extent that funds in the Collection Account are available for the payment thereof without reducing the amount of distributions that would be made to Holders of the Notes and Certificates (or, if funds are not sufficient therefor at the time of such termination, on the first Distribution Date on which funds are sufficient therefor). The Servicer shall transfer to the successor Servicer (i) the Servicer's records relating to the Contracts in such electronic form as the successor Servicer may reasonably request and (ii) the Contracts and any of the Contract Files in the Servicer's possession.

          Section 9.02  Indenture Trustee to Act; Appointment of Successor.
                        --------------------------------------------------

          On and after the time the Servicer receives a notice of termination pursuant to Section 9.01 hereof or a notice of determination pursuant to Section
8.05 hereof, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) or any successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such

Service Transfer; provided, however, that (i) the Indenture Trustee (or, if no
                  --------  -------
Notes are outstanding, the Owner Trustee) or any successor Servicer will not assume any obligations of CITSF pursuant to Section 3.02 hereof or be obligated to deposit any net loss on an investment directed by a predecessor Servicer pursuant to Section 5.01(c) hereof, and (ii) the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) or any successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by CITSF of any of its obligations contained herein or in any related document or agreement. The Indenture Trustee and any successor Servicer shall have no responsibility for failure of CITSF and any predecessor Servicer to deliver to the Indenture Trustee or such successor Servicer any property or funds belonging to the Trust, including but not limited to the funds, records, Contracts and Contract Files. As compensation therefor, the Indenture Trustee shall, except as provided in this Section 9.02, be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) or any successor Servicer may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such compensation shall,
                       --------  -------
without the written consent of not less than 66-2/3% of the principal amount of the Notes and Certificate Balance of the Certificates, be in excess of the Servicing Fee calculated based on a Servicing Fee Rate of 1.00%. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          Section 9.03  Notification to Securityholders.
                        -------------------------------

          (a) Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustees, and the Securityholders at their respective addresses appearing on the Certificate Register and the Note Register and to each Rating Agency.

          (b) Within 10 days following any termination or appointment of a successor to the Servicer pursuant to this Article IX, the Trustees shall give written notice thereof to the Certificateholders and Noteholders at their respective addresses appearing on the Certificate Register and the Note Register.

          (c) The Indenture Trustee shall give written notice to each Rating Agency at least 30 days prior to the date upon which any Eligible Servicer (other than the Indenture

Trustee) is to assume the responsibilities of Servicer pursuant to Section 9.02 hereof, naming such successor Servicer.

          Section 9.04  Rights to Direct Trustees and Waiver of Events of
                        -------------------------------------------------
Termination.
- -----------

          Holders of Notes or Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Notes or 25% of the Certificate Balance, respectively, shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee or the Owner Trustee, respectively, or exercising any trust or power conferred on the Trustees; provided, however, that the Trustees shall have the
                           --------  -------
right to decline to follow any such direction which such Trustee (being advised by counsel) determines that the action so directed may not lawfully be taken, or if such Trustee in good faith shall, by a Responsible Officer or Officers of such Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Noteholders or Certificateholders not parties to such direction; provided further that nothing in this Agreement shall impair the right of the Trustees to take any action deemed proper by such Trustee and which is not inconsistent with such direction by the Noteholders or Certificateholders.

          Holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, Certificates evidencing not less than a majority of the Certificate Balance) may, on behalf of the Noteholders and Certificateholders, waive any past Event of Termination hereunder and its consequences (except a continuing failure to make any required deposits to or payments from the Collection Account and the other accounts contemplated herein in accordance with this Agreement, which default cannot be waived without the consent of all Securityholders) and, upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.

          Section 9.05  Effect of Transfer.
                        ------------------

          (a) After the Service Transfer, the Indenture Trustee or successor Servicer may notify the Obligors to make payments directly to the successor Servicer that are due under the Contracts after the effective date of the Service Transfer.

          (b) After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the successor Servicer shall have all of such obligations, except that the replaced Servicer shall remain liable for any liability of the replaced Servicer hereunder that was already accrued at the time of the Service Transfer and except that the replaced Servicer will transmit or cause to be transmitted directly to the successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

          (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities and other agreements of the Servicer and CITSF) other than those relating to the management, administration, servicing or collection of the Contracts; provided,
                                                                      --------
however, that a replaced Servicer's indemnities hereunder shall not be
- -------
applicable to actions or omissions by the successor Servicer.

                                   ARTICLE X

                                   [RESERVED]
                                   ----------

                                   ARTICLE XI

                       OPTIONAL PURCHASE AND AUCTION SALE
                       ----------------------------------

          Section 11.01  Optional Purchase of All Contracts.
                         ----------------------------------

          On any Distribution Date on which the Pool Balance as of the last day of the related Due Period is 10% or less of the Initial Pool Balance, CITSF shall have the option to purchase the Contracts (including the defaulted Contracts), any Financed Vehicles in the Trust relating to defaulted Contracts and all rights relating to the Contracts under all Insurance Policies. To exercise such option, CITSF shall notify the Trustees and the Depository, if any, in writing, no later than the Determination Date succeeding such Due Period; provided, however, that CITSF shall not effect any such purchase if the
        --------  -------
long-term unsecured obligations of its parent are rated less than Baa3 by Moody's or less than BBB by Standard & Poor's, unless the Trustees shall have received an Opinion of Counsel acceptable to them that payment of the purchase price to the Securityholders will not constitute a voidable preference or a fraudulent transfer under the United States Bankruptcy Code. CITSF shall effect such purchase by depositing, in accordance with Section 5.04 hereof, the aggregate Purchase Price of the Contracts (less any other amounts deposited, or to be deposited, by the Servicer in the Collection Account with respect to the Contract pursuant to Section 5.02 hereof) plus the appraised value of any other property held by the Trust and purchased by CITSF (less liquidation expenses) in the Collection Account on the Deposit Date immediately succeeding such Due Period; provided, however, in no event shall the amount so deposited, when added
        --------  -------
to the amounts on deposit in the Collection Account on such date and available for distribution to Securityholders on the next Distribution Date, be less than the amount required to pay all accrued and unpaid interest on the Notes, the remaining principal balance of the Notes, accrued and unpaid interest on the Certificates and the Certificate Balance, after giving effect to payment of the Servicer Payment. The effective date of such purchase shall be the last day of such Due Period.

          Section 11.02  Mandatory Sale of all Contracts.  In accordance with
                         -------------------------------
the procedures and schedule set forth in Exhibit H hereto (the "Auction Procedures"), the Indenture Trustee (or, if the Notes have been paid in full and the Indenture shall have been discharged in accordance with its terms, the Owner Trustee) shall conduct an auction (the "Auction") of the Contracts remaining in the Trust (such Contracts hereinafter referred to as the "Auction Property") in order to effect a termination of the Trust pursuant to Section 7.1 of the Trust Agreement on the second Distribution Date succeeding the related Due Period on which the Pool Balance is 5% or less of the Initial Pool Balance. Such Auction shall be conducted within 10 days following the first Distribution Date on which the Pool Balance as of the last day of the related Due Period is 5% or less of the Initial Pool Balance. CITSF and the Company may, but shall not be required to, bid at the Auction. Such Trustee shall sell and transfer the Auction Property to the highest bidder therefor at the Auction provided that:

               (i) the Auction has been conducted in accordance with the Auction Procedures;

               (ii) such Trustee has received good faith bids for the Auction Property from two prospective purchasers that are considered by such Trustee, in its sole discretion, to be competitive participants in the market for recreational vehicle retail installment sale contracts;

               (iii) a financial advisor, as advisor to such Trustee (in such capacity, the "Advisor"), shall have advised such Trustee in writing that at least two of such bidders (including the winning bidder) are participants in the market for recreational vehicle retail installment sale contracts willing and able to purchase the Auction Property;

               (iv) the highest bid in respect of the Auction Property is not less than the aggregate fair market value of the Auction Property (as determined by such Trustee in its sole discretion);

               (v) any bid submitted by CITSF, the Company or any affiliate of either of them shall reasonably represent the fair market value of the Auction Property, as independently verified and represented in writing by a qualified independent third party evaluator (which may include the Advisor or an investment banking firm) selected by such Trustee; and

               (vi) the highest bid would result in proceeds from the sale of the Auction Property which will be at least equal to the sum of (A) the greater of (1) the aggregate Purchase Price for the Contracts (including defaulted Contracts), plus the appraised value of any other property held by the Trust (less liquidation expenses), or (2) an amount that, when added to amounts on deposit in the Collection Account and available for distribution to Securityholders on the second Distribution Date following the consummation of such sale (the "Liquidation Distribution Date"), would result in proceeds sufficient to distribute to Securityholders the amounts of interest due to the Securityholders for such Distribution Date and any unpaid interest payable to the Securityholders with respect to one or more prior Distribution Dates and the outstanding principal amount of the Notes and the Certificate Balance, and (B) the Servicer Payment and, unless the Servicer agrees to exclude it from the minimum bid requirement, if CITSF or any affiliate is the Servicer, the Servicing Fee (including any unpaid Servicing Fees).

          Provided that all of the conditions set forth in clauses (i) through
(vi) have been met, such Trustee shall sell and transfer the Auction Property, without representation, warranty or recourse, to such highest bidder in accordance with and upon completion of the Auction Procedures. Such Trustee shall deposit the purchase price for the Auction Property in the Collection Account at least one Business Day prior to such second succeeding Distribution Date. In addition, the Auction must stipulate that the Servicer be retained to service the Contracts on terms substantially similar to those in the Agreement. In the event that any of such conditions are not met or such highest bidder fails or refuses to comply with any of the Auction Procedures, such Trustee shall decline to consummate such sale and transfer. In the event such sale and transfer is not consummated in accordance with the foregoing, however, such Trustee may from time to time in the future, but shall not under any further obligation to, solicit bids for sale of the assets of the Trust upon the same terms and conditions as set forth above.

          If any of the foregoing conditions are not met, such Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Contracts remaining in the Trust. In such event, however, such Trustee may from time to time solicit bids in the future for the purchase of such Contracts pursuant to this Section 11.02.

          If applicable, the Indenture Trustee shall provide notice to the Owner Trustee of the termination of the Trust pursuant to this Section 11.02 as soon as practicable upon the consummation of the mandatory sale of the Contracts pursuant to this Section 11.02.

          Section 11.03  Contract Repurchase Procedures.  Promptly after any
                         ------------------------------
repurchase of a Contract by CITSF referred to in Section 3.02 hereof, or any purchase of a Contract by CITSF referred to in Section 11.01 hereof, or any purchase of a Contract by the Servicer pursuant to Section 4.02 or 4.07 hereof, or any purchase of a Contract by a Person pursuant to Section 11.02 hereof, the Owner Trustee shall execute such documents as are presented to it by CITSF, the Servicer or such Person, as applicable (the "Buyer"), and are reasonably necessary to convey the Repurchased Contract to the Buyer, and transfer all right, title and interest in the Contract and the Related Contract Assets (including any payments in respect of the Contract or the related Financed Vehicle received after the last day of the Due Period immediately preceding the Deposit Date on which such Buyer paid the Purchase Price for such Contract) to such Buyer.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          Section 12.01  Amendment.  This Agreement may be amended in writing by
                         ---------
the Company, the Servicer and the Owner Trustee (and, in the event such amendments affect the Indenture Trustee, the Indenture Trustee) without prior notice to or the consent of any of the Securityholders, and in the case of clauses (v) and (vi), upon satisfaction of the Rating Agency Condition, (i) to correct manifest error or cure any ambiguity, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, as the case may be, (iii) to add or amend any provisions as requested by Moody's or Standard & Poor's in order to maintain or improve any rating of the Notes or Certificates (it being understood that, after the Closing Date, neither the Owner Trustee, the Indenture Trustee, the Company nor CITSF is obligated to maintain or improve such rating); (iv) to add to the covenants, restrictions or obligations of the Company, the Servicer, the Owner Trustee or the Indenture Trustee or to provide for the delivery of or substitution of a Servicer Letter of Credit; (v) to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Owner Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts under the Trust Agreement by more than one trustee pursuant to Article VI of the Trust Agreement or (vi) to add, change or eliminate any other provisions, provided that an amendment pursuant to this clause (vi), shall not, as evidenced by an Opinion of Counsel for the Servicer or the Company, adversely affect in any material respect the interests of the Trust, any Noteholder or any Certificateholder.

          This Agreement may also be amended in writing from time to time by the Company, the Servicer and the Owner Trustee (and, in the event such amendments affect the Indenture Trustee, the Indenture Trustee), with the consent of Holders of Certificates evidencing not less than a majority of the Certificate Balance and the consent of Holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders or Noteholders, respectively; provided, however, that no such
                                                 --------  -------
amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that shall be required to be made on any Certificate or Note, respectively, the Contract Rate, the Pass-Through Rate or the Interest Rates or (ii) reduce the aforesaid percentage requirement to consent to any such amendment, without the consent of the Holders of all Certificates and Notes then outstanding.

          Promptly after the execution of any amendment or consent pursuant to this Section, the Owner Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Noteholder (but only if such amendment is pursuant to the second paragraph of this Section 12.01) and, in all cases, to each Rating Agency, which notification will be prepared by the Servicer and delivered to such Trustee.

          It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section 12.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or the Noteholders, as the case may be, shall be subject to such reasonable requirements as such Trustee may prescribe.

          Such Trustee may, but shall not be obligated to, enter into any such amendment which affects such Trustee's own rights, duties or immunities under this Agreement or otherwise. However, no such amendment shall be permitted without the consent of the Trustee whose rights, duties or immunities are being modified.

          In connection with any amendment pursuant to this Section 12.01, each of the Trustees shall be entitled to receive an Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by this Agreement.

          Upon the execution of any amendment or consent pursuant to this
Section 12.01, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Holder of Securities theretofore or thereafter issued hereunder shall be bound thereby.

          Section 12.02  Protection of Title to Trust.  (a) On or prior to the
                         ----------------------------
Closing Date, the Servicer shall file the following fully executed UCC-1 financing statements to the:

               (i) UCC-1 financing statement executed by CITCF-NY as debtor, naming CITSF as secured party and filed in New Jersey and Oklahoma City to perfect the sale from CITCF-NY to CITSF;

               (ii) UCC-1 financing statement executed by CITSF as debtor, naming the Company as secured party and filed in New Jersey and Oklahoma City to perfect the sale from CITSF to the Company;

               (iii) UCC-1 financing statement executed by the Company as debtor, naming the Owner Trustee as secured party and filed in New Jersey and Oklahoma City to perfect the sale from the Company to the Owner Trustee; and

               (iv) UCC-1 financing statement executed by the Owner Trustee as debtor, naming the Indenture Trustee as secured party and filed in New Jersey, Oklahoma City, and Delaware to perfect the security interest granted in the Collateral by the Indenture.

          The Servicer shall cause to be filed all necessary continuation statements of the UCC-1 financing statements referred to in the previous sentence on which it is the debtor.

          From time to time the Servicer shall, subject to the following sentence, take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Noteholders' and Certificateholders' interests in the Contracts and their proceeds against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.

          The Servicer will maintain the Trust's perfected first priority security interest in each Financed Vehicle so long as the related Contract is the property of the Trust; provided, however, that because of the expense and
                           --------  -------
administrative inconvenience involved, the Servicer will not be required to amend any certificate of title to name CITSF, the Company or the Trust as the lienholder, and neither the Servicer nor the Company will be required to deliver any certificate of title to the Trust or note thereon the Trust's interest.

          The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Noteholders' and Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interest in the Financed Vehicles granted thereby).

          (b) During the term of this Agreement, neither the Company nor CITSF shall change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Trustees and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Company or CITSF, the Company or CITSF, as appropriate, shall give written notice thereof to each Rating Agency.

          If any change in the Company's, the Servicer's or CITSF's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Servicer no later than five days after the effective date of such change, shall (subject to the proviso in the penultimate paragraph of Section 12.02(a) hereof) file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Noteholders' and Certificateholders' interests in the Contracts and proceeds thereof and in the Financed Vehicles.

          (c) During the term of this Agreement, the Company and CITSF will maintain their respective chief executive offices in one of the states of the United States.

          (d) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

          (e) Each of the Company and the Servicer shall maintain its computer systems (if any) so that, from and after the time of sale under this Agreement of the Contracts to the Trust, the master computer records of the Company and the Servicer (including archives) that shall refer to a Contract indicate clearly that such Contract is owned by the Trust. Indication of the Trust's ownership of a Contract shall be deleted from or modified on the Company's and the Servicer's computer systems when, and only when, the Contract shall have been paid in full, repurchased or assigned pursuant hereto.

          (f) At all times during the term hereof, the Servicer shall afford the Trust and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trust or its authorized agents. The examination referred to in this Section 12.02(f) shall be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trust may make, the Trust or its authorized agents may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article V hereof and compliance with the standards represented to exist as to each Contract in this Agreement. Nothing in this Section 12.02(f) or Section 3.04(b) hereof shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 12.02(f) or Section 3.04(b) hereof.

          (g) Upon request, the Servicer shall furnish to the Trust, within five Business Days, a list of all Contracts by contract number and name of Obligor as of the end of the most recent Due Period held as part of the Trust, together with a reconciliation of such list to the List of Contracts and to each of the Servicer Certificates indicating removal of Contracts from the Trust.

          At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by Securityholders.

          (h) The Servicer shall, to the extent required by applicable law, cause the Notes and Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

          Section 12.03  Limitation on Rights of Securityholders.
                         ---------------------------------------

          The death or incapacity of any Securityholder shall not operate to terminate this Agreement or the Trust, nor entitle the Securityholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

          No Securityholder shall have any right to vote (except as provided in Section 9.04 hereof and this Section 12.03) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement or contained in the terms of the Securities, be construed so as to constitute the Holders as partners or members of an association; nor shall any Securityholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

          No Securityholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, except as provided in Section 9.04 and this Section 12.03; no one or more Holders of Securities shall have any right in any manner whatsoever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all Securityholders. For the protection and enforcement of the provisions of this
Section 12.03, each Securityholder and the Trust shall be entitled to such relief as can be given either at law or in equity.

          Section 12.04  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict-of-laws provisions.

          Section 12.05  Notices.  All communications and notices pursuant
                         -------
hereto to the Company, the Servicer, Moody's and Standard & Poor's shall be in writing and delivered or mailed to it at the appropriate following address:

          If to the Company:

          The CIT Group Securitization Corporation II
          650 CIT Drive
          Livingston, New Jersey  07039
          Attention:  President

          If to the Servicer:

          The CIT Group/Sales Financing, Inc.
          650 CIT Drive
          Livingston, New Jersey  07039
          Attention:  President

          If to Standard & Poor's:

          Standard & Poor's Ratings Service
          26 Broadway
          New York, New York  10004
          Attention:  ABS Group/Market Surveillance

          If to Moody's:

          Moody's Investors Service Inc.
          99 Church Street
          New York, New York 10007

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

          All communications and notices pursuant hereto to a Certificateholder or a Noteholder shall be in writing and delivered or mailed at the address shown in the Certificate Register or Note Register, respectively.

          Copies of all communications and notices required hereunder to be given to the Owner Trustee shall be sent to Mellon Bank (DE), National Association at 919 North Market Street, Wilmington, Delaware 19801, Attention:
Robert H. Bell.

          Section 12.06  Severability of Provisions.  If any one or more of the
                         --------------------------
covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates and Notes or the rights of the Holders thereof.

          Section 12.07  Submission to Jurisdiction; Venue.  The parties hereto
                         ---------------------------------
with respect to any action or claim brought against or by the Trust submit to jurisdiction in the state or federal courts in New York, New York, and agree to New York, New York as the venue for any such claim or action.

          Section 12.08  Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 12.09  Merger and Integration.  Except as specifically stated
                         ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

          Section 12.10  Headings.  The headings herein are for purposes of
                         --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of August 1, 1996.

                              THE CIT GROUP/SALES FINANCING, INC.

                              By:   /s/ NORMAN H. ROSEN
                                    ________________________________
                                    Name: Norman H. Rosen
                                    Title: Senior Vice President

                              THE CIT GROUP SECURITIZATION
                              CORPORATION II

                              By:   /s/ RICHARD J. GUGLIADA
                                    ________________________________
                                    Name: Richard J. Gugliada
                                    Title: Vice President

                              CIT RV TRUST 1996-B

                              By:   MELLON BANK (DE), NATIONAL
                                    ASSOCIATION
                                    not in its individual capacity but solely as
                                    Owner Trustee on behalf of the Trust

                              By:   /s/ E.D. RENN
                                    _________________________________
                                    Name:   E.D. Renn
                                    Title:  Vice President

Acknowledged and Accepted:

THE BANK OF NEW YORK,
not in its individual capacity but
solely as Indenture Trustee,

By:  /s/ JOSEPH G. ERNST
     _______________________________
     Name: Joseph G. Ernst
     Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------

                           LIST OF INITIAL CONTRACTS
                           -------------------------

                                                                       EXHIBIT B
                                                                       ---------

                         SUBSEQUENT PURCHASE AGREEMENT

          This Subsequent Purchase Agreement dated as of __________ __, 1996 (the "Agreement"), is between THE CIT GROUP SECURITIZATION CORPORATION II, as purchaser (the "Purchaser"), and THE CIT GROUP/SALES FINANCING, INC., as seller (the "Seller").

          Reference is hereby made to the Purchase Agreement dated as of August 1, 1996 between the parties hereto (the "Purchase Agreement") pursuant to which the Purchaser purchased from the Seller the recreational vehicle installment sales contracts set forth on Exhibit A thereto (the "Initial Contracts"). The Purchaser sold the Initial Contracts to the trust established pursuant to the Trust Agreement dated as of August 1, 1996 between the Purchaser and Mellon Bank
(DE), National Association, as trustee (the "Owner Trustee").

          Pursuant to the Sale and Servicing Agreement dated as of August 1, 1996 between the CIT RV Trust 1996-B (the "Trust"), the Purchaser and the Seller, the Purchaser agreed to purchase from the Seller and the Seller agreed to sell to the Purchaser, subject to the terms and conditions set forth in
Section 2.02 of the Sale and Servicing Agreement, Subsequent Contracts for the fixed purchase price specified in the Sale and Servicing Agreement for delivery on the date specified herein. The purchase price for any Subsequent Contract will be funded from money on deposit in the Pre-Funding Account during the Funding Period. The purchase of any Subsequent Contract by the Purchaser must be evidenced by the execution and delivery of a Subsequent Purchase Agreement substantially in the form of Exhibit B to the Sale and Servicing Agreement. Accordingly, subject to the terms hereof and the Sale and Servicing Agreement, the Seller agrees to sell, and the Purchaser agrees to purchase, the recreational vehicle installment sales contracts set forth on Exhibit A hereto (collectively, the "Subsequent Contracts"), having an aggregate outstanding principal balance as of ________ __, 1996 (the "Subsequent Cut-Off Date") of $______________.

          The Purchaser and the Seller wish to prescribe the terms and conditions of the purchase by the Purchaser of the Subsequent Contracts and the servicing and administration of the Subsequent Contracts.

          In consideration of the premises and the mutual agreements hereinafter set forth, the Purchaser and the Seller agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1.  Definitions.  Certain capitalized terms used in this
                        -----------
Agreement shall have the respective meanings assigned to them in the Sale and Servicing Agreement. All references in this Agreement to Articles, Sections, subsections and exhibits are to the same contained in or attached to this Agreement unless otherwise specified.

                                   ARTICLE II

                  SALE AND CONVEYANCE OF SUBSEQUENT CONTRACTS;
                                 CONTRACT FILES

          SECTION 2.1.  Sale and Conveyance of Contracts.  On _________ __, 1996
                        --------------------------------
(the "Subsequent Transfer Date") subject to the terms and conditions hereof, the Seller shall sell, transfer, assign absolutely, set over and otherwise convey to the Purchaser as of the Subsequent Transfer Date (i) all the right, title and interest of the Company in and to the Subsequent Contracts and all the rights, benefits, and obligations arising from and in connection with each Subsequent Contract, (ii) an assignment of the security interests in the Subsequent Financed Vehicles granted by the Obligors pursuant to the Subsequent Contracts,
(iii) all payments received by the Company on or with respect to the Subsequent Contracts on or after the Subsequent Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Company in any Subsequent Financed Vehicle (including any right to receive future Net Liquidation Proceeds) that secures the Subsequent Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Company to proceeds of Insurance Policies covering the Obligors and the Subsequent Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket physical damage policy, to the extent such proceeds relate to any Subsequent Financed Vehicle, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Subsequent Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all proceeds in any way derived from any of the foregoing items, and (ix) all documents contained or required to be contained in the Contract Files relating to the Subsequent Contracts. The parties intend and agree that the conveyance of the Seller's right, title and interest in and to the Subsequent Contracts (and all rights, entitlements and amounts listed above) pursuant to this Agreement shall constitute an absolute sale.

          SECTION 2.2.    Purchase Price; Payments on the Subsequent Contracts.
                          ----------------------------------------------------

          The purchase price for the Subsequent Contracts shall be an amount equal to $_______________, which is the aggregate outstanding principal balance of the Subsequent Contracts transferred pursuant to this Agreement as of the Subsequent Cut-off Date, and the Seller hereby acknowledges receipt of such amount in respect of the sale of the Subsequent

Contracts hereunder. Such purchase price shall be payable in immediately available funds on the Subsequent Transfer Date from funds on deposit in the Pre-Funding Account.

          The Purchaser shall be entitled to all payments of principal and interest received on or after the Subsequent Cut-off Date. All payments of principal and interest received before the Subsequent Cut-off Date shall belong to the Seller. The Seller shall hold in trust for the Purchaser and shall promptly remit to the Purchaser, any payments on the Subsequent Contracts received by the Seller that belong to the Purchaser under the terms of this Agreement.

          SECTION 2.3.  Conditions to Sale of Subsequent Contracts.  The
                        ------------------------------------------
Purchaser's obligations hereunder are subject to the following conditions:

          1.  The Purchaser shall have received:

               a. the Sale and Servicing Agreement executed by all the parties thereto,

               b. the documents listed in Section 3.01D of the Sale and Servicing Agreement, and

               c. such other opinions and documents as the Purchaser may reasonably require in connection with the purchase of the Subsequent Contracts hereunder or the sale of the Notes and Certificates;

          2. The representations and warranties with respect to the Subsequent Contracts of (i) the Seller and the Servicer made in the Sale and Servicing Agreement and (ii) the Seller made in the Purchase Agreement and this Agreement shall be true and correct with respect to the Subsequent Contracts on the Subsequent Transfer Date; and

          3. The conditions for transfer of the Subsequent Contracts from the Purchaser to the Trust set forth in Section 3.01D of the Sale and Servicing Agreement have been fulfilled.

          SECTION 2.4.  Examination of Files.  The Seller will make the Contract
                        --------------------
Files with respect to the Subsequent Contracts available to the Purchaser or its agent for examination at the Trust's offices or such other location as otherwise shall be agreed upon by the Purchaser and the Seller.

          SECTION 2.5.  Transfer of Subsequent Contracts.  Pursuant to the Sale
                        --------------------------------
and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Subsequent Contracts to the Trust for the benefit of the Securityholders. The Purchaser has the right to assign its interest under this Agreement as may be required to effect the purposes of the

Sale and Servicing Agreement, by written notice to the Seller and without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          SECTION 3.1.  Representations and Warranties of the Seller.
                        --------------------------------------------

          1.  The representations and warranties of the Seller contained in
Article III of the Sale and Servicing Agreement with respect to the Subsequent Contracts are incorporated herein, and are made to the Purchaser on the Subsequent Transfer Date, as if set forth herein and as if made to the Purchaser on the date hereof. The Seller will make such representations and warranties in the Sale and Servicing Agreement directly to the Trust and will become obligated in respect of such representations and warranties pursuant to Article III of the Sale and Servicing Agreement. On the Subsequent Transfer Date, the Seller shall deliver to the Purchaser an Officers' Certificate, dated the Subsequent Transfer Date, to the effect that the representations and warranties made in the Sale and Servicing Agreement with respect to the Subsequent Contracts by the Seller are true and correct as of the Subsequent Transfer Date.

          2. It is understood and agreed that the representations and warranties incorporated by reference in this Agreement by Section 3.1(1) hereof shall remain operative and in full force and effect, shall survive the transfer and conveyance of the Subsequent Contracts by the Seller to the Purchaser and by the Purchaser to the Trust, and shall inure to the benefit of the Purchaser, the Trust and their successors and permitted assignees.

          3. The Seller shall indemnify the Purchaser and the Servicer and hold the Purchaser and the Servicer harmless against any loss, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained or incorporated by reference in this Agreement. It is understood and agreed that the obligation of the Seller set forth in this
Section 3.1 to indemnify the Purchaser and the Servicer as provided in this
Section 3.1 constitutes the sole remedy of the Purchaser and the Servicer respecting a breach of the foregoing representations and warranties. The Trust shall also have the remedies provided in the Sale and Servicing Agreement.

          4. Each indemnified party shall give prompt notice to the Seller of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement, unless the failure to notify materially prejudices the rights and condition of the Seller. The Seller shall be entitled to participate in any such action, and to assume the defense thereof, and after notice from the Seller to an indemnified party of its election to assume the defense thereof, the Seller will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

          5. Any cause of action against the Seller or relating to or arising out of the breach of any representations and warranties made or incorporated by reference in this Section

3.1 shall accrue as to any Subsequent Contract upon discovery of such breach by the Purchaser or the Servicer or notice thereof by the Seller to the Purchaser and the Servicer, failure by the Seller to cure such breach and demand upon the Seller by the Purchaser for all amounts payable in respect of such Subsequent Contract.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

          SECTION 4.1.  Amendment.  This Agreement may be amended from time to
                        ---------
time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

          SECTION 4.2.  Counterparts.  For the purpose of facilitating the
                        ------------
execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 4.3.  Termination.  The Seller's obligations under this
                        -----------
Agreement shall survive the sale of the Subsequent Contracts to the Purchaser.

          SECTION 4.4.  Governing Law.  This Agreement shall be construed in
                        -------------
accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 4.5.  Notices.  All demands, notices and communications
                        -------
hereunder shall be in writing and shall be deemed to have been duly given if mailed by first class mail, postage prepaid, to in the case of the Seller, The CIT Group/Sales Financing, Inc., 650 CIT Drive, Livingston, New Jersey 07039,
Attention: President, or such other address as may hereafter be furnished to Purchaser in writing by the Seller, or in the case of the Purchaser, The CIT Group Securitization Corporation II, 650 CIT Drive, Livingston, New Jersey 07039, Attention: President, or such other address as may hereafter be furnished to the Seller by the Purchaser.

          SECTION 4.6.  Severability of Provisions.  If any one or more of the
                        --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 4.7.  Successors and Assigns.  This Agreement shall inure to
                        ----------------------
the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns, as may be permitted hereunder.

          SECTION 4.8.  Opinion.  The Counsel to the Seller shall deliver to the
                        -------
Purchaser and the Trustees an opinion in the form of Exhibit B hereto.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                              THE CIT GROUP SECURITIZATION
                              CORPORATION II,
                                as Purchaser

                              By:
                                 -------------------------------
                              Name:
                                   -----------------------------
                              Title:
                                    ----------------------------

                              THE CIT GROUP/SALES FINANCING, INC.,
                                as Seller

                              By:
                                 -------------------------------
                              Name:
                                   -----------------------------
                              Title:
                                    ----------------------------

                                   EXHIBIT A

                          List of Subsequent Contracts

                                   EXHIBIT B

                           FORM OF OPINION OF COUNSEL

                                     [Date]

The Bank of New York,
          solely in its capacity as Indenture Trustee
          under the Indenture referred
          to herein
101 Barclay Street
New York, NY  10286

Mellon Bank (DE), National Association,
          solely in its capacity as Owner Trustee
          under the Sale and Servicing Agreement
919 North Market Street
Wilmington, DE  19801

Dear Sirs,

          I have acted as counsel to The CIT Group/Sales Financing, Inc. ("CITSF") and The CIT Group Securitization Corporation II, a Delaware corporation (the "Company"), in connection with the sale of CIT RV Trust 1996-B, Class A-1 6.00% Asset-Backed Notes, Class A-2 6.40% Asset-Backed Notes and Class A-3 6.65% Asset-Backed Notes (the "Notes") and 7.10% Asset-Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities"). The Notes represent obligations of, and the Certificates represent interests in, a trust, the CIT RV Trust 1996-B (the "Trust"), consisting of a pool of installment sale contracts secured by new and used recreational vehicles (collectively, the "Contracts") and certain related property. The Company purchased certain of the Contracts from CITSF (the "Initial Contracts") pursuant to a Purchase Agreement, dated as of August 1, 1996, by and between CITSF and the Company. Additional Contracts are being purchased by the Company from CITSF (the "Subsequent Contracts") pursuant to the Subsequent Purchase Agreement dated as of ______________ (the "Subsequent Purchase Agreement"). Pursuant to a Sale and Servicing Agreement, dated as of August 1, 1996 (the "Sale and Servicing Agreement"), among the Company, CITSF and the Trust, the Company transferred the Initial Contracts to the Trust. The Company will also transfer, pursuant to the Sale and Servicing Agreement, the Subsequent Contracts to the Trust, the corpus of which will consist of each of the Initial Contracts and the Subsequent Contracts and certain other property transferred by the Company to the Trust.

          All capitalized terms used herein and not defined shall have the meanings assigned to them in the Subsequent Purchase Agreement.

          In rendering the following opinions, I have examined (i) the Subsequent Purchase Agreement; (ii) the Sale and Servicing Agreement; (iii) the Certificate of Incorporation of each of CITSF and the Company; (iv) the By-Laws of each of CITSF and the Company; (v) copies of certain unanimous consents adopted by the Board of Directors of the Company authorizing the issuance and sale of the Securities and the purchase of the Contracts; and (vi) copies of certain unanimous written consents of the Board of Directors of CITSF. I have also examined such other documents and made such investigations of law as I have considered necessary and appropriate for the purposes of the opinions expressed herein. I have assumed the authenticity of signatures on original documents and the conformity to the original of all documents submitted to me as certified, conformed or photostatic copies and have relied as to all matters of fact on certificates, representations or statements by officers of the Company or CITSF.

          In making my examination of agreements, instruments and other documents and in giving opinions herein, I have assumed that the Trustees have and had the power and capacity to execute and deliver such agreements, instruments and other documents and to perform all of their obligations thereunder and that such agreements, instruments and other documents were duly authorized by all requisite action by or on behalf of the Trustees were duly executed, acknowledged, as necessary, and delivered by or on behalf of and are the legal, valid and binding obligations of, and are enforceable in accordance with their terms against, the Trustees.

          Based upon, and subject to, the foregoing I am of the opinion that:

          1. The Subsequent Purchase Agreement has been duly authorized, executed and delivered by each of CITSF and the Company and constitutes the legal, valid and binding agreement of each of CITSF and the Company, and is enforceable against each of CITSF and the Company in accordance with its terms; the Subsequent Purchase Agreement is effective to transfer all of CITSF's right, title and interest in and to the Subsequent Contracts and other property described in Section 2.1 of the Subsequent Purchase Agreement to the Company; the Sale and Servicing Agreement is effective to transfer all of the Company's right, title and interest in and to such Subsequent Contracts and other property to the Trust subject to no prior liens or encumbrances.

          2. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under federal laws or the laws of the State of Delaware for the execution, delivery and performance by the Company of the Subsequent Purchase Agreement or the consummation of any other transaction contemplated thereby by the Company, except for those which have been obtained or except such as may be required under the Securities Act of 1933, as amended or the regulations promulgated thereunder or state securities or Blue Sky laws of any jurisdiction.

          3. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of Delaware for the execution, delivery and performance by CITSF of the Subsequent Purchase Agreement or the consummation of any other transaction contemplated thereby by

CITSF except for those which have been obtained or except such as may be required under the Securities Act of 1933, as amended or the regulations promulgated thereunder or state securities or Blue Sky laws of any jurisdiction.

          I am furnishing this opinion to you solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to or relied on by any other person or for any other purpose.

          The foregoing opinion is given on the express understanding that the undersigned is an officer of the Company and CITSF and shall in no event incur any personal liability in connection with the said opinion.

                                    Very truly yours,

                                                                       EXHIBIT C
                                                                       ---------

                     FORM OF SUBSEQUENT TRANSFER AGREEMENT
                     -------------------------------------

          The CIT Group Securitization Corporation II, as Seller, and the CIT RV Trust 1996-B (the "Trust"), as Purchaser, pursuant to the Sale and Servicing Agreement, dated as of August 1, 1996, among the Seller, The CIT Group/Sales Financing, Inc., as Servicer and the Trust (the "Sale and Servicing Agreement"), hereby confirm their understanding with respect to the sale by the Seller and the purchase by the Purchaser of those Recreational Vehicle Contracts listed on the attached List of Subsequent Contracts (the "Subsequent Contracts").

          Conveyance of Subsequent Contracts.  The Seller shall sell, transfer,
          ----------------------------------
assign absolutely, set over and otherwise convey to the Purchaser as of the Subsequent Transfer Date (i) all the right, title and interest of the Seller in and to the Subsequent Contracts and all the rights, benefits, and obligations arising from and in connection with each Subsequent Contract, (ii) an assignment of the security interests in the Subsequent Financed Vehicles granted by the Obligors pursuant to the Subsequent Contracts, (iii) all payments received by the Seller on or with respect to the Subsequent Contracts on or after the Subsequent Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Seller in any Subsequent Financed Vehicle (including any right to receive future Net Liquidation Proceeds) that secures the Subsequent Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Seller to proceeds of Insurance Policies covering the Obligors and the Subsequent Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket physical damage policy, to the extent such proceeds relate to any Subsequent Financed Vehicle, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Subsequent Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all proceeds in any way derived from any of the foregoing items and (ix) all documents contained or required to be contained in the Contract Files relating to the Subsequent Contracts. The parties intend and agree that the conveyance of the Seller's right, title and interest in and to the Subsequent Contracts (and all rights, entitlements and amounts listed above) pursuant to this Agreement shall constitute an absolute sale.

          The costs relating to the delivery of the documents specified in this Subsequent Transfer Agreement and the Sale and Servicing Agreement shall be borne by the Seller.

          The Seller hereby affirms the representations and warranties set forth in the Sale and Servicing Agreement that relate to the Subsequent Contracts as of the date hereof. The Seller hereby confirms that it has delivered notice of the sale of the Subsequent Contracts pursuant to the Sale and Servicing Agreement and that each of the conditions relating to the transfer of the Subsequent Contracts, set forth in the Sale and Servicing Agreement, have been satisfied as of the date hereof.

          All terms and conditions of the Sale and Servicing Agreement are hereby ratified, confirmed and incorporated herein, provided that in the event
                                                    --------
of any conflict the provisions of
this Subsequent Transfer Agreement shall control over the conflicting provisions of the Sale and Servicing Agreement.

          Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Sale and Servicing Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this Subsequent Transfer Agreement to be duly executed as of this ____ day of __________, 1996.

                              THE CIT GROUP SECURITIZATION
                                 CORPORATION II, as Seller

                              By:
                                 ----------------------------
                              Name:
                              Title:

                              THE CIT RV TRUST 1996-B

                              By:
                                 ----------------------------,
                              as Owner Trustee

                              By:
                                 ----------------------------
                              Name:
                              Title:

                                                                       EXHIBIT D
                                                                       ---------

                               FORM OF ASSIGNMENT

          In accordance with the Sale and Servicing Agreement (the "Agreement") dated as of August 1, 1996, among The CIT Group/Sales Financing, Inc. ("CITSF"), The CIT Group Securitization Corporation II (the "Company"), and the CIT RV Trust 1996-B (the "Trust"), the Company does hereby sell, transfer, assign, set over and otherwise convey to the Trust created by the Trust Agreement, (i) all right, title and interest of the Company in and to the Initial Contracts and all the rights, benefits and obligations arising from and in connection with each Initial Contract, (ii) an assignment of the security interests in the Initial Financed Vehicles granted by the Obligors pursuant to the Initial Contracts,
(iii) all payments received by the Company on or with respect to the Initial Contracts on or after the Initial Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Company in any Initial Financed Vehicle (including any right to receive future Net Liquidation Proceeds) that secures the Initial Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Company to proceeds of Insurance Policies covering the Obligors and the Initial Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket physical damage policy, to the extent such proceeds relate to any Initial Financed Vehicle, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Initial Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all amounts held for the Trust in the Collection Account, (ix) all amounts held for the Trust in the Pre-Funding Account, (x) all amounts held for the Trust in the Capitalized Interest Account, (xi) all proceeds in any way derived from any of the foregoing items and (xii) all documents contained or required to be contained in the Contract Files relating to the Initial Contracts. The parties intend and agree that the conveyance of the Company's right, title and interest in and to the Initial Contracts (and all rights, entitlements and amounts listed above) pursuant to this Agreement shall constitute an absolute sale.

          All capitalized terms used herein without definition have the meanings ascribed to such terms in the Agreement. This Assignment is made pursuant to the Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this ___ day of ________, 1996.

                              THE CIT GROUP SECURITIZATION
                              CORPORATION II

                              By:
                                 -------------------------
                              Name:
                              Title:

                   FORM OF ASSIGNMENT OF SUBSEQUENT CONTRACTS

          For good and valuable consideration in the amount of $______________ paid by the CIT RV Trust 1996-B (the "Purchaser"), to The CIT Group Securitization Corporation II (the "Seller"), the Seller does hereby sell, transfer, assign absolutely, set over and otherwise convey to the Purchaser as of the Subsequent Transfer Date (i) all the right, title and interest of the Seller in and to the Subsequent Contracts and all the rights, benefits, and obligations arising from and in connection with each Subsequent Contract, (ii) an assignment of the security interests in the Subsequent Financed Vehicles granted by the Obligors pursuant to the Subsequent Contracts, (iii) all payments received by the Seller on or with respect to the Subsequent Contracts on or after the Subsequent Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Seller in any Subsequent Financed Vehicle (including any right to receive future Net Liquidation Proceeds) that secures the Subsequent Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Seller to proceeds of Insurance Policies covering the Obligors and the Subsequent Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket physical damage policy, to the extent such proceeds relate to any Subsequent Financed Vehicle, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Subsequent Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all proceeds in any way derived from any of the foregoing items, and (ix) all documents contained or required to be contained in the Contract Files relating to the Subsequent Contracts. The parties intend and agree that the conveyance of the Seller's right, title and interest in and to the Subsequent Contracts (and all rights, entitlements and amounts listed above) pursuant to this Agreement shall constitute an absolute sale. Certain capitalized terms used in this Assignment shall have the respective meanings assigned to them in the Sale and Servicing Agreement, dated as of August 1, 1996, among The CIT Group Securitization Corporation II, CITSF and the CIT RV Trust 1996-B.

          IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed this _____ day of __________, 1996.

                               THE CIT GROUP SECURITIZATION
                               CORPORATION II

                               By:
                                  -------------------------
                               Name:

                                                                       EXHIBIT E
                                                                       ---------

            FORM OF OWNER TRUSTEE'S ACKNOWLEDGMENT AND CERTIFICATION

          Mellon Bank (DE), National Association, a national banking association formed under the laws of the United States, acting as Owner Trustee (the "Owner Trustee") of the Trust created pursuant to the Trust Agreement, dated as of August 1, 1996, between The CIT Group Securitization Corporation II (the "Company") and the Owner Trustee, to the best of its knowledge acknowledges pursuant to the Sale and Servicing Agreement dated as of August 1, 1996 among the Company, The CIT Group/Sales Financing, Inc. and the Owner Trustee (the "Agreement"), that the Owner Trustee has received, and holds in trust thereunder the following through the Servicer as custodian: (i) all the right, title and interest of the Company in and to the [Initial] [Subsequent] Contracts and all the rights, benefits, and obligations arising from and in connection with each [Initial] [Subsequent] Contract, (ii) an assignment of the security interests in the [Initial] [Subsequent] Financed Vehicles granted by the Obligors pursuant to the [Initial] [Subsequent] Contracts, (iii) all payments received by the Company on or with respect to the [Initial] [Subsequent] Contracts on or after the [Initial] [Subsequent] Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Company in any [Initial] [Subsequent] Financed Vehicle (including any right to receive future Net Liquidation Proceeds) that secures the [Initial] [Subsequent] Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust;
(v) all rights of the Company to proceeds of Insurance Policies covering the Obligors and the [Initial] [Subsequent] Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket physical damage policy, to the extent such proceeds relate to any [Initial] [Subsequent] Financed Vehicle, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the [Initial] [Subsequent] Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all proceeds in any way derived from any of the foregoing items, (ix) all documents contained or required to be contained in the Contract Files relating to the [Initial] [Subsequent] Contracts, (x) the Collection Account, (xi) the Pre-Funding Account, and (xii) the Capitalized Interest Account. [The Owner Trustee shall issue to, or upon the written order of, the Company Certificates representing ownership of a beneficial interest in 100% of the Trust and Notes representing obligations of the Trust.] Capitalized terms used herein have the meanings given them in the Agreement.

        IN WITNESS WHEREOF, Mellon Bank (DE), National Association, as Owner Trustee, has caused this acknowledgment to be executed by its duly authorized officer as of this ___ day of ________, 1996.

                              Mellon Bank (DE), National Association, not in its individual capacity but solely as Owner Trustee

                              By:
                                 ----------------------------
                                  Name:
                                  Title:

                                                                       EXHIBIT F
                                                                       ---------

                      THE CIT GROUP/SALES FINANCING, INC.

                        CERTIFICATE OF SERVICING OFFICER

          The undersigned certifies that he is the [title], of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such he is duly authorized to execute and deliver this certificate on behalf of CITSF pursuant to Section 4.09 of the Sale and Servicing Agreement, dated as of August 1, 1996 (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and Mellon Bank (DE), National Association, as Owner Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

          1. The Monthly Report for the period from _________ to _______ attached to this certificate is complete and accurate in accordance with the requirements of Sections 4.09 and 5.08 of the Agreement; and

          2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred. [If an Event of Termination has occurred, such Event of Termination shall be specified and its current status reported.]

          IN WITNESS WHEREOF, we have affixed hereunto our signatures this ____ day of _____, 199_.

                              THE CIT GROUP/SALES FINANCING, INC.


                              By:
                                 -------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT G
                                                                       ---------

                            THE CIT RV TRUST 1996-B
                       CLASS A-1 6.00% ASSET-BACKED NOTES
                       CLASS A-2 6.40% ASSET-BACKED NOTES
                       CLASS A-3 6.65% ASSET-BACKED NOTES
                        7.10% ASSET-BACKED CERTIFICATES
                                 MONTHLY REPORT

                                                  DISTRIBUTION DATE: __________, 199_
Available Amount                                                        $_____________

Amount of collections on Contracts                                      $_____________

Distribution Amounts
- --------------------

1.     Aggregate Note distribution                                      $_____________
           Class A-1 Notes
           Class A-2 Notes
           Class A-3 Notes

2.     Aggregate Certificate distribution                               $_____________

Interest
- --------

3.     Aggregate amount of Interest
       a.  Notes                                                        $_____________
              Class A-1 Notes
              Class A-2 Notes
              Class A-3 Notes
       b.  Certificates                                                 $_____________

4.     Total distribution in respect of interest
       a.  Notes                                                        $_____________
              Class A-1 Notes
              Class A-2 Notes
              Class A-3 Notes
       b.  Certificates                                                 $_____________

Principal
- ---------
5.                    Principal Distribution Amount                              $_____________

6.                    Distribution made in respect of Principal
                      a.  Notes                                                  $_____________
                             Class A-1 Notes
                             Class A-2 Notes
                             Class A-3 Notes
                      b.  Certificates                                           $_____________

7.                    Outstanding Principal Amount of Notes:                     $_____________
                             Class A-1 Notes
                             Class A-2 Notes
                             Class A-3 Notes

8.                    Certificate Balance                                        $_____________

Contract Pool
- -------------

9.                    Pool Balance                                               $_____________

10.                   Note Pool Factor                                           $_____________
                             Class A-1 Notes
                             Class A-2 Notes
                             Class A-3 Notes

11.                   Certificate Pool Factor                                    $_____________

Delinquency Information
- -----------------------

                                                                 Aggregate          Principal
                                                                 Number             Balance
                                                                 ------------------------------
12.                   Delinquent Contracts
                      a.     30-59 days                          ______          $_________________
                      b.     60-89 days                          ______          $_________________
                      c.     90-179 days                         ______          $_________________
                      d.     180 days or more                    ______          $_________________

13.                   Repossessed Contracts                      ______          $_________________

14.                   Repossessed Contracts
                        Remaining in Inventory                   ______          $_________________

Miscellaneous
- -------------
15.                         Monthly Servicing Fee                          $_____________

16.                         Amount of Servicer Fee Paid                    $_____________

17.                         Amount withdrawn from the Reserve              $_____________
                            Account and Delivered to Certificateholders

18.                         Available Reserve Amount after                 _____________%
                            any withdrawal or deposit to the Cash
                            Collateral Account divided by the Pool
                            Balance

19.                         Specified Reserve Amount                       $_____________

20.                         Amount of Investment Earnings (net of losses   $_____________
                            and investment expenses) on amounts on deposit
                            in the Collection Account

21.                         Amount of Funds on deposit in the              $_____________
                            Pre-Funding Account

22.                         Amount of Investment Earnings (net of losses   $_____________
                            and investment expenses) on amounts on deposit
                            in the Pre-Funding Account

23.                         Amount of Funds on deposit in the              $_____________
                            Capitalized Interest Account

24.                         Amount of Investment Earnings (net of losses   $_____________
                            and investment expenses) on amounts on deposit
                            in the Capitalized Interest Account

25.                         Weighted average Contract Rate of all          _____________%
                            outstanding Contracts

26.                         Number of Subsequent Contracts                 _____________

27.                         Aggregate principal balance of                 $_____________
                            Subsequent Contracts

28.                         Number of Subsequent Contracts Purchased       _____________
                            since the preceding Distribution Date

29.                         Aggregate Stated Principal Balance of the      $_____________
                            Subsequent Contracts purchased
                            since the preceding Distribution Date

30.                         Amount of funds withdrawn from the             $_____________
                            Capitalized Interest Account to make payments
                            of interest in respect of the Securities

31.                         Amount of Monthly Advances by Servicer         $_____________

32.                         Amount by which the amount due to be           $_____________
                            distributed to Class A-1 Noteholders exceeds
                            the actual amount distributed to Class A-1
                            Noteholders

33.                         Amount by which the amount due to be           $_____________
                            distributed to Class A-2 Noteholders exceeds
                            the actual amount distributed to Class A-2
                            Noteholders

34.                         Amount by which the amount due to be           $_____________
                            distributed to Class A-3 Noteholders exceeds
                            the actual amount distributed to Class A-3
                            Noteholders

35.                         Amount by which the amount due to be           $_____________
                            distributed to Certificateholders exceeds
                            the actual amount distributed to
                            Certificateholders

36.                         Number of Contracts which were prepaid,        _____________
                            in part or in whole

37.                         Aggregate principal amount of                  $_____________
                            Contracts which were prepaid, in part or
                            in whole

38.                         Amount to be distributed to the holder of the  $_____________
                            GP Interest

                                                                       EXHIBIT H
                                                                       ---------

                        TERMINATION - AUCTION PROCEDURES

          The following sets forth the auction procedures to be followed in connection with a sale effected pursuant to Section 11.02 of the Sale and Servicing Agreement (the "Agreement"), dated as of August 1, 1996, between The CIT Group Securitization Corporation II, the CIT Group/Sales Financing, Inc. and Mellon Bank (DE), National Association, as Owner Trustee. Capitalized terms used herein that are not otherwise defined shall have the meanings described thereto in the Agreement. All references herein to "Trustee" shall be references to The Bank of New York, as Indenture Trustee, pursuant to an Indenture, dated as of August 1, 1996, between the Owner Trustee and the Indenture Trustee. However, if the Notes have been paid in full, and the Indenture has been discharged in accordance with its terms, all references herein to "Trustee" shall be references to the Owner Trustee.

I.   Pre-Auction Process
     -------------------

     (a) Upon receiving notice of the Auction Date, the Advisor will initiate its general Auction procedures consisting of the following: (i) with the assistance of the Servicer, prepare a general solicitation package along with a confidentiality agreement; (ii) derive a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders; (iv) send a confidentiality agreement to all qualified bidders; (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the Trustee; and (vi) notify the Servicer of all potential bidders and anticipated timetable.

     (b) The general solicitation package will include: (i) the prospectus from the public offering of the Notes and Certificates; (ii) a copy of all monthly servicing reports or a copy of all annual servicing reports and the prior year's monthly servicing reports; (iii) a form of a Purchase Agreement and Sale and Servicing Agreement; (iv) a description of the minimum purchase price required to cause the Trustee to sell the Auction Property as set forth in Section 11.02 of the Agreement; (v) a formal bidsheet; (vi) a detailed timetable; and
          (vii) a preliminary data tape of the Pool Scheduled Principal Balance as of the related Distribution Date reflecting the same data attributes used to create the Initial Cut-off Date tables for the prospectus supplement dated August 14, 1996 and the accompanying prospectus dated July 24, 1996 relating to the public offering of the Notes and Certificates.

     (c) The Trustee, with the assistance of the Servicer and the Advisor, will maintain an auction package beginning at the time of closing of the transaction, which will contain terms (i)-(iii) listed in the preceding paragraph. If the Advisor is unable to perform its role as advisor to the Trustee, the Servicer acting in its capacity under the Agreement will select a successor Advisor and inform the Trustee of its actions.

     (d) The Advisor will send solicitation packages to all bidders at least 15 business days before the Auction Date. Bidders will be required to submit any due diligence questions in writing to the Advisor for determination of their relevancy, no later than 10 business days before the Auction Date. The Servicer and the Advisor will be required to satisfy all relevant questions at least five Business Days prior to the Auction Date and distribute the questions and answers to all bidders.

II.  Auction Process
     ---------------

     (a) ______________________, in its role as Advisor to the Trustee, will be allowed to bid in the Auction, but will not be required to do so.

     (b) The Servicer will also be allowed to bid in the Auction if it deems appropriate, but will not be required to do so.

     (c) On the Auction Date, all bids will be due by facsimile to the offices of the Trustee by 1:00 p.m. New York City time, with the winning bidder to be notified by 2:00 p.m. New York City time. All acceptable bids (as described in Section 11.02 of the Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

     (d) If the Trustee receives fewer than two market value bids from participants in the market for recreational vehicle retail installment sale contract willing and able to purchase the Auction Property, the Trustee shall decline to consummate the sale.

     (e) Upon notification to the winning bidder, a good faith deposit equal to one percent (1%) of the Pool Balance will be required to be wired to the Trustee upon acceptance of the bid. This deposit, along with any interest income attributable to it, will be credited to the purchase price but will not be refundable. The Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the Collection Account, such time not to exceed one Business Day before the related Distribution Date (as described above).

     (f) The winning bidder will receive on the Auction Date a copy of the draft Purchase Agreement, Sale and Servicing Agreement and Servicer's Representations and Warranties (which shall be substantially identical to the representations and warranties set forth in Section 8.01 of the Agreement).

     (g) ____________, in its capacity as Advisor to the Trustee, will provide to the Trustee a letter concluding whether or not the winning bid is a fair market value bid. _________________ will also provide such letter if it is the winning bidder. In the case where __________ or the Servicer is the winning bidder it will in its letter provide for market comparable and valuations.

     (h) The Auction will stipulate that the Servicer be retained to service the Contracts sold pursuant to the terms of the Purchase and Sale Agreement and Servicing Agreement.

                                                                       EXHIBIT I
                                                                       ---------

                      THE CIT GROUP/SALES FINANCING, INC.

                             CERTIFICATE OF OFFICER

          The undersigned certifies that the undersigned is the ____________________ of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such is duly authorized to execute and deliver this certificate on behalf of CITSF in connection with the Sale and Servicing Agreement, dated as of August 1, 1996 (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and the CIT RV Trust 1996-B (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

               (i) attached hereto as Exhibit I is a true and correct copy of the Articles of Incorporation of CITSF, together with all amendments thereto as in effect on the date hereof;

               (ii) attached hereto as Exhibit II is a true and correct copy of the By-Laws of CITSF, as amended, as in effect on the date hereof;

               (iii) the representations and warranties of CITSF contained in Sections 8.01 and 3.01C of the Agreement are true and correct on and as of the date hereof and, to the best of his knowledge, the representations and warranties of CITSF contained in Sections 3.01A and 3.01B of the Agreement are true and correct on and as of the date hereof;

               (iv) no event with respect to CITSF has occurred and is continuing which would constitute an Event of Termination or an event that, with notice or lapse of time or both, would become an Event of Termination under the Agreement; and

               (v) each of the agreements and conditions of CITSF to be performed on or before the date hereof pursuant to the Agreement have been performed in all material respects.

          IN WITNESS WHEREOF, I have affixed hereunto my signature this __ day of _______________, 1996.

                                             ___________________
                                             Name:
                                             Title: